UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Floor & Decor Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2500 Windy Ridge Parkway, SE
Atlanta, GA 30339
March 22, 2022
Dear Stockholder,
You are cordially invited to attend the Annual Meeting of Stockholders of Floor & Decor Holdings, Inc. (the “Company”) to be held on Wednesday, May 11, 2022 at 1:00 P.M. Eastern Time. The Annual Meeting will be held by remote communication in a virtual format at: http://web.lumiagm.com/271307858. To be admitted to the Annual Meeting at http://web.lumiagm.com/271307858, you must log in using the meeting password and the 11-digit control number found in the proxy materials previously distributed to you. The password for the meeting is floor2022. For registered stockholders, your 11-digit control number can be found on the proxy card, voting instruction form or notice of internet availability you received previously. If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the Annual Meeting. To register, you must submit proof of your “legal proxy” obtained from your bank, broker or nominee reflecting your Company holdings, along with your name and email address, to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to (718) 765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Please reference “Floor & Decor 2022 Annual Meeting May 11, 2022” in the subject line. Obtaining a “legal proxy” may take several days and stockholders are advised to register as far in advance as possible. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 4, 2022. You will receive a confirmation email from American Stock Transfer & Trust Company, LLC of your registration.
During the Annual Meeting, if you were a stockholder of record as of the record date, you will be able to vote by following the instructions on the virtual meeting website at http://web.lumiagm.com/271307858. If you hold shares of the Company’s common stock in “street name” through a broker, bank or other institution or nominee, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.
The agenda for the Annual Meeting includes:
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the election of three directors for a one-year term expiring in 2023 (Proposal 1);

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the ratification of Ernst & Young LLP as independent auditors for our 2022 fiscal year (Proposal 2); and

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an advisory vote to approve the compensation paid to our named executive officers for the fiscal year ended December 30, 2021 (commonly known as a “say-on-pay” proposal) (Proposal 3).

The Company’s Board of Directors recommends a vote FOR the election of the three directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors and FOR the approval, on an advisory basis, of compensation paid to our named executive officers for the fiscal year ended December 30, 2021.
Your interest in the Company and your vote are very important to us. The enclosed proxy materials contain detailed information regarding the business that will be considered at the Annual Meeting. It is important that all stockholders participate in the affairs of the Company, regardless of the number of shares owned. Accordingly, we encourage you to read the proxy materials and vote your shares as soon as possible. You may authorize your proxy via the Internet or telephone or, if you received a paper copy of the proxy materials, by mail by completing and returning the proxy card.

On behalf of the Company, I would like to express our appreciation for your ongoing interest in Floor & Decor Holdings, Inc.
Very truly yours,

Thomas V. Taylor
Chief Executive Officer

FLOOR & DECOR HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2022
TIME
1:00 P.M. Eastern Time on Wednesday, May 11, 2022
PLACE
http://web.lumiagm.com/271307858
ITEMS OF BUSINESS
(1)
To elect three directors for a one-year term expiring at the 2023 annual meeting of stockholders once their respective successors have been duly elected and qualified or until their earlier resignation or removal (Proposal 1).

(2)
To ratify the appointment of Ernst & Young LLP as independent auditors for our 2022 fiscal year (Proposal 2).

(3)
To approve, by non-binding vote, the compensation paid to our named executive officers for the fiscal year ended December 30, 2021, as disclosed in these proxy materials (commonly known as a “say-on-pay” proposal) (Proposal 3).

(4)
To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE
You are entitled to vote only if you were a stockholder of record at the close of business on March 16, 2022.
PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to transmit your voting instructions online at www.voteproxy.com or via telephone by calling 800-776-9437 (800-PROXIES) or 1-718-921-8500 from foreign countries, or to complete and return a proxy card (no postage is required).
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 11, 2022: As permitted by rules adopted by the Securities and Exchange Commission, rather than mailing a full paper set of these proxy materials, we are mailing to many of our stockholders only a notice of internet availability of proxy materials containing instructions on how to access these proxy materials and authorize their respective proxy votes online. This proxy statement, our 2021 Annual Report on Form 10-K and the proxy card are available at www.voteproxy.com. You will need your notice of internet availability or proxy card to access these proxy materials.
March 22, 2022

David V. Christopherson
Executive Vice President, General Counsel and Secretary

i

2500 Windy Ridge Parkway, SE
Atlanta, GA 30339
PROXY SUMMARY
We are providing these materials in connection with the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Floor & Decor Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”). This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. Please read the entire proxy statement carefully before voting as it contains important information about matters upon which you are being asked to vote.
TIME	1:00 P.M. Eastern Time on Wednesday, May 11, 2022
PLACE	http://web.lumiagm.com/271307858
RECORD DATE	You are entitled to vote only if you were a stockholder of record at the close of business on March 16, 2022.
Agenda and Voting Recommendations
	Proposal	Board Recommendation	See Page
(1)	To elect three directors for a one-year term expiring at the 2023 annual meeting of stockholders once their respective successors have been duly elected and qualified or until their earlier resignation or removal.	FOR each Nominee	7
(2)	To ratify the appointment of Ernst & Young LLP as independent auditors for our 2022 fiscal year.	FOR	19
(3)	To approve, by non-binding vote, the compensation paid to our named executive officers for the fiscal year ended December 30, 2021, as disclosed in these proxy materials (commonly known as a “say-on-pay” proposal).	FOR	47
(4)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.	FOR	53
Board of Director Nominees
The following table provides summary information about each director nominee. Each director nominee is standing for election for a one-year term or until his or her successor is duly elected and qualified. All of the director nominees are current directors.

Name	Age	Director Since	Principal Occupation	Committees
Thomas V. Taylor	56	December 2012	CEO of Floor & Decor Holdings, Inc.	None
Kamy Scarlett	58	January 2021	Chief Human Resources Officer of Best Buy Co., Inc.	Compensation Committee
Charles Young	53	January 2021	Chief Operating Officer of Invitation Homes Inc.	Nominating and Corporate Governance Committee

2500 Windy Ridge Parkway, SE
Atlanta, GA 30339
PROXY STATEMENT
The Board of Directors (the “Board”) of Floor & Decor Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), has prepared this document to solicit your proxy to vote upon certain matters at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”).
These proxy materials contain information regarding the Annual Meeting, to be held on May 11, 2022, beginning at 1:00 P.M. Eastern Time, to be held by remote communication in a virtual format at: http://web.lumiagm.com/271307858, and at any adjournment or postponement thereof. As permitted by the rules adopted by the Securities and Exchange Commission (the “SEC”), rather than mailing a full paper set of these proxy materials, we are mailing to many of our stockholders only a notice of internet availability of proxy materials (the “Notice”) containing instructions on how to access and review these proxy materials and authorize their respective proxy votes online. If you receive the Notice and would like to receive a paper copy of these proxy materials, you should follow the instructions for requesting such materials located at www.voteproxy.com.
QUESTIONS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS
The approximate date that this proxy statement, the proxy card, and our 2021 Annual Report on Form 10-K (the “Annual Report”) are first being sent or given to our stockholders is March 22, 2022. The information regarding stock ownership and other matters in this proxy statement is as of March 16, 2022 (the “Record Date”), unless otherwise indicated.
QUESTIONS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS
What may I vote on?
You may vote on the following proposals:
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the election of three directors for a one-year term expiring at the 2023 annual meeting of stockholders once their respective successors have been duly elected and qualified, or their earlier resignation or removal (“Proposal 1”);

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the ratification of the appointment of Ernst & Young LLP (“EY”) as independent auditors for our 2022 fiscal year (“Proposal 2”);

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the approval, by non-binding vote, of the compensation paid to our named executive officers (“NEOs”) for the fiscal year ended December 30, 2021 as disclosed in these proxy materials (commonly known as a “say-on-pay” proposal) (“Proposal 3”);

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF EY AS THE INDEPENDENT AUDITORS, AND FOR THE APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED DECEMBER 30, 2021 (“SAY-ON-PAY”).

Who may vote?
Stockholders of record of our common stock, par value $0.001 per share (“common stock”), at the close of business on the Record Date are entitled to receive the Notice and these proxy materials and to vote their respective shares at the Annual Meeting. Each share of common stock is entitled to one vote on each matter that is properly brought before the Annual Meeting. As of the Record Date, 105,849,524 shares of common stock were outstanding.
How do I vote?
We have elected to provide access to proxy materials over the Internet under the SEC’s “notice and access” rules to reduce the environmental impact and cost of the Annual Meeting. However, if you prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice.
Stockholders of Record
If your common stock is registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote by proxy.
You may authorize your proxy in any of the following three ways:
Internet.   Go to www.voteproxy.com to use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the website.
Phone.   Call 800-776-9437 (800-PROXIES) or 1-718-921-8500 from foreign countries using any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call.
Mail.   Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.
Authorizing your proxy by any of these methods will not affect your right to attend the Annual Meeting and vote in person. However, for those who will not be voting in person at the Annual Meeting, your final voting instructions must be received by no later than 11:59 P.M. ET on May 10, 2022.
Beneficial Owners
Most of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in “street name”, and the Notice is being forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. Your broker, bank or nominee has enclosed a voting instruction form for you to use in directing the broker, bank or nominee on how to vote your shares. Unless you provide specific voting instructions, your brokerage firm will only have the discretion to vote shares it holds on your behalf with respect to Proposal 2 (the ratification of EY as independent auditors for our 2022 fiscal year), but not with respect to Proposal 1 (the election of three directors), and Proposal 3 (the say-on-pay proposal), as more fully described under “What is a broker ‘non-vote’?” below.
Can I change my vote?
Yes. If you are the stockholder of record, you may revoke your proxy before it is exercised by doing any of the following:
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sending a letter to us stating that your proxy is revoked;

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signing a new proxy and sending it to us; or

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attending the Annual Meeting and voting by ballot.

Beneficial owners should contact their broker, bank or nominee for instructions on changing their votes.

How many votes must be present to hold the Annual Meeting?
A “quorum” is necessary to hold the Annual Meeting. A quorum is a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting. They may be present at the Annual Meeting or represented by proxy. Abstentions and broker “non-votes” are not counted as votes cast either “FOR” or “AGAINST” a given proposal, but are counted as present and entitled to vote for purposes of determining a quorum.
How many votes are needed to approve the proposals?
The following table sets forth the voting requirements with respect to each of the proposals at the Annual Meeting:
	Proposal	Vote Required
1	The election of three directors	A “FOR” vote by a majority of votes cast
2	The ratification of EY as independent auditors for our 2022 fiscal year	A “FOR” vote by a majority of votes cast
3	The Say-On-Pay Proposal	A “FOR” vote by a majority of votes cast
A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of shares voted “AGAINST.”
How can I submit questions relating to the Annual Meeting?
Stockholders may submit questions relating to Annual Meeting matters by sending an email our Investor Relations department at InvestorRelations@flooranddecor.com with “2022 Annual Meeting” in the subject line. Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding other matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Questions that are substantially similar may be grouped and answered together to avoid repetition.
How can I access the list of stockholders of record entitled to vote at the Annual Meeting?
Access to the list of stockholders of record entitled to vote at the Annual Meeting for any purpose germane to the meeting will be available beginning ten days prior to the meeting by emailing InvestorRelations@flooranddecor.com with “Annual Meeting Stockholder List” in the subject line. Stockholders submitting any such request must include their control number.
Where can I find the voting results of the Annual Meeting?
The Company will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the SEC within four business days of the completion of the meeting.
What is an abstention?
An abstention is a properly signed proxy card that is marked “abstain.” Abstentions do not constitute votes “FOR” or votes “AGAINST.”
What is a broker “non-vote?”
If you are a beneficial owner of shares held in “street name” and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, such organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a broker “non-vote.”
The election of directors (Proposal 1) and the say-on-pay proposal (Proposal 3) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without your instructions on non-routine matters. For your vote to be counted in the above proposals, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the meeting using the voting instruction form provided by your broker, bank or other nominee.
Broker non-votes will have no effect on the election of directors (Proposal 1) or the say on pay proposal (Proposal 3).
The ratification of the appointment of EY as our independent auditors for the fiscal year ending December 29, 2022 (Proposal 2) is a matter considered routine under applicable rules. A broker, bank or other nominee may generally vote on routine matters.
Will any other matters be acted on at the Annual Meeting?
If any other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will have discretion to vote on those matters. As of February 11, 2022, the date by which any proposal for consideration at the Annual Meeting submitted by a stockholder must have been received by us to be presented at the Annual Meeting, and as of the date of these proxy materials, we did not know of any other matters to be presented at the Annual Meeting.
Who pays for this proxy solicitation?
We will pay the expenses of soliciting proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by our directors or associates. We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing these proxy materials to the beneficial owners of common stock held of record by such persons.
Whom should I contact with other questions?
If you have additional questions about these proxy materials or the Annual Meeting, please contact: Floor & Decor Holdings, Inc., 2500 Windy Ridge Parkway, SE, Atlanta, GA 30339, Attention: David V. Christopherson, Telephone: (404) 471-1634.

ELECTION OF THREE DIRECTORS (PROPOSAL 1)
Board Structure and the Nominees
The Board is currently comprised of 11 directors. At our 2021 annual meeting of stockholders, our stockholders voted to approve an amendment to our Charter that provides for the phased-in declassification of our Board and the annual election of all directors. Specifically, our Charter, as amended, provides that (1) commencing at the Annual Meeting, directors shall be elected annually to serve for a term of one year and (2) any director in office at the Annual Meeting whose term expires at the annual meeting of stockholders to be held in calendar year 2023 or calendar year 2024 shall continue to hold office until the end of term of which such director was elected and until such director’s successor shall have been elected and qualified. Beginning with the 2024 annual meeting of stockholders, the declassification of the Board will be complete and all of our directors will be subject to annual election.
Upon the expiration of the term of a director, the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) will recommend to the Board for its approval a director nominee to be nominated for election for a one-year term at the annual meeting of stockholders in the year in which the term of such of director expires. Until the Board is completely declassified, any director appointed to the Board to fill a vacancy will hold office for the remaining term of his or her predecessor; thereafter, any director so appointed will hold office until the next annual meeting of stockholders.
On October 27, 2020, Brad Brutocao, Rachel Lee, and John Roth each resigned from the Board, effective as of January 1, 2021. Mr. Brutocao and Ms. Lee served on the Compensation Committee of the Board, and Mr. Roth and Ms. Lee served on the Nominating Committee of the Board. On October 28, 2020, the Board determined, effective as of the January 1, 2021, to appoint Ryan Marshall, Kamy Scarlett and Charles Young to the Board. On February 10, 2021, Michael Fung, a member of our Board and the chairperson of the Audit Committee of the Board, passed away. Effective February 24, 2021, the Board appointed Felicia Thornton, an existing member of the Board, as chairperson of the Audit Committee of the Board. On April 8, 2021, the Board determined, effective as of April 15, 2021, to appoint William T. Giles to the Board and to chair the Audit Committee of the Board.
Our directors have a balance of tenure and age, which provides our Board with an effective mix of experience and perspective, as shown in the chart and biographies below:
In connection with the Annual Meeting, the Board, upon the recommendation of the Nominating Committee, has nominated each of Kamy Scarlett, Thomas V. Taylor, and Charles Young (together, the “Nominees”) for reelection as a director, for a one-year term expiring at our 2023 annual meeting of stockholders once their respective successors have been duly elected and qualified or until their earlier resignation or removal.
Set forth below is information concerning our directors, and the key experience, qualifications and skills they bring to the Board as well as an overview of our Board’s diversity in demographic makeup. Our Board collectively leverages the diverse backgrounds of our directors and their strengths and experiences in many areas including those described below.
Board Skills & Experience and Demographic Matrix
The table below summarizes the specific qualifications, attributes, skills and experience of each director that led our board of directors to conclude that the nominee is qualified to serve on our board of directors. While each director is generally knowledgeable in each of these areas, an “X” in the chart below indicates that the item is a specific qualification, attribute, skill or experience that the individual brings to our board. The lack of an “X” for a particular item does not mean that the individual does not possess the qualification, attribute, skill or experience.
Skills & Experience	Norman A. Axelrod	William T. Giles	Dwight James	Ryan Marshall	Richard L. Sullivan	Kamy Scarlett	Peter M. Starrett	Thomas V. Taylor, Jr.	Felicia D. Thornton	George Vincent West	Charles Young
Audit & Financial Expertise		X	X	X	X		X		X	X
Corporate Strategy & Business Development	X	X	X	X	X	X	X	X	X	X	X
Corporate Governance				X			X		X
Ethics/Social Responsibility Oversight		X		X		X			X
Consumer Goods	X	X	X		X	X	X	X	X	X
Retail Chains	X	X	X		X	X	X	X	X	X
CEO	X			X	X		X	X	X	X
Mergers & Acquisitions		X	X	X		X			X		X
Risk Oversight		X		X					X
Company Founder										X
Real Estate		X		X		X	X	X	X	X	X
Home Improvement			X		X			X		X
High Growth			X		X	X	X	X	X	X	X
Digital/Omni-Channel		X	X		X	X	X		X
Human Capital/ Compensation Oversight	X		X	X	X	X	X		X	X	X
International		X	X			X	X	X	X
Commercial or B-to-B		X							X	X
Demographic Background
Years on Board	11.3	0.9	0.5	1.2	4.9	1.2	11.3	9.3	4.9	22	1.2
Gender
Male	X	X	X	X	X		X	X		X	X
Female						X			X
Age
Age	69	62	48	47	65	58	74	56	58	67	53
Race/Ethnicity
African American/Black			X								X
Asian, Hawaiian, or Pacific Islander
White/Caucasian	X	X		X	X	X	X	X		X
Hispanic/Latino									X
Number of Public Boards	1	2	2	2	1	1	2	2	3	1	2

The Nominees
Kamy Scarlett, 58, has served as a member of our Board since January 2021. Ms. Scarlett has served as the Chief Human Resources Officer of Best Buy Co. Inc. (“Best Buy”) since 2017. In this role, she oversees talent development and the health and well-being of nearly 125,000 Best Buy employees worldwide. She has previously served as Best Buy’s President, U.S. retail, leading operations of Best Buy’s nearly 1,000 U.S. store locations. Before taking on senior executive roles in the U.S., Ms. Scarlett led Human Resources and Retail operations for Best Buy’s Canadian operations. Prior to joining Best Buy in 2014, Ms. Scarlett was the Chief Operating Officer at Grafton-Fraser Inc., a leading Canadian retailer of men’s apparel, and previously held leadership roles at Loblaw Cos., Hudson’s Bay Co. and Dylex Inc. Ms. Scarlett also serves on the board of the Best Buy Foundation. Ms. Scarlett’s experience managing human capital for a global enterprise, her experience leading diversity and inclusion efforts, her operational retail experience, including in Canada, and her experience working for a leading omnichannel retail led to the conclusion that she should serve as a member of the Board.
Thomas V. Taylor, Jr., 56, has served as our Chief Executive Officer and a member of our Board since December 2012. Prior to joining us, Mr. Taylor began his career at age 16 in 1983 at a Miami Home Depot store. He worked his way up through various manager, district manager, vice president, president, and senior vice president roles to eventually serve as the Executive Vice President of Operations with responsibility for all 2,200 Home Depot stores and then the Executive Vice President of Merchandising and Marketing, again for all stores. After leaving Home Depot in 2006, for the next six years, Mr. Taylor was a Managing Director at Sun Capital Partners. During his tenure, he was a board member for over twenty portfolio companies in the United States and Europe. Mr. Taylor currently serves on the board of directors of National Vision Holdings Inc., an optical retailer, and Cooper’s Hawk, a differentiated wine club and restaurant concept. Mr. Taylor’s significant experience as a board member and his expertise in the home improvement retail industry led to the conclusion that he should serve as a member of our Board.
Charles Young, 53, has served as a member of our Board since January 2021. Mr. Young has served as Executive Vice President and Chief Operating Officer of Invitation Homes since 2017. From 2015 until Invitation Homes completed its merger with Starwood Waypoint Homes (“SWH”), Mr. Young served in a number of senior roles with SWH and its predecessor. Earlier in his career, Mr. Young worked for Goldman, Sachs & Co. in its Real Estate Principal Investment Area (Whitehall) and Goldman’s Investment Banking Division, in mergers and acquisitions. He also has prior experience in real estate development and diversity consulting. Before starting his career in real estate and investment banking, Mr. Young spent several years as a professional football player in the National Football League and the World League of American Football. He is a member of the Stanford Board of Trustees and currently serves as a member of the board of directors of Federal Home Loan Bank of Chicago. He was also a founding member of the LEARN Charter School Network. He received his B.A. in Economics from Stanford University and an M.B.A. from Stanford’s Graduate School of Business. Mr. Young’s operating experience, including in a high-growth public company, his experience in mergers and acquisitions and his real estate expertise led to the conclusion that he should serve as a member of our Board.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE THREE NOMINEES AS DIRECTORS.
Directors Remaining in Office until our 2023 Annual Meeting of Stockholders
Dwight James, 48, has served as a member of our Board since September 2021. Mr. James is a Senior Vice President at Delta Air Lines, responsible for the company’s Digital Strategy, Customer Engagement & Loyalty and serves as the CEO of Delta Vacations, a wholly owned global subsidiary of Delta. Since 2009, he has held several senior executive roles at Delta, which included leading pricing and revenue management, where he led the development and execution of the company’s global revenue generating strategies. Mr. James also led Delta’s international franchise where he was responsible for the company’s international revenue and profit performance. He also served as the company’s Chief Economist and lead Revenue Forecaster after beginning his career at Delta as an executive in the Corporate Strategy group. From August 2002 to September 2007, Mr. James held executive roles with The Home Depot in Strategy & Business Development and within the At Home Services division. From 1997 to 2002, Mr. James was a management consultant with Deloitte Consulting in the Mergers & Acquisitions and Corporate Restructuring practices. Mr. James serves on the Advisory Board Council of Cool Girls, Inc., and in addition to his community work, he is on the Executive Committee of the Diversity, Equity & Inclusion Council at Delta. Mr. James also serves on the Board of Directors of Wheels Up (NYSE: UP). Mr. James earned his B.A. in Business Administration from Morehouse College and MBA from Duke University — The Fuqua School of Business. Mr. James’ leadership experience, which has included overseeing digital strategies, customer loyalty and engagement, and strategic growth, led to the conclusion that he should serve as a member of our Board.
Peter M. Starrett, 74, has served as a member of our Board since November 2010. In 1998, Mr. Starrett founded Peter Starrett Associates, a retail advisory firm, and currently serves as its President. In connection with his activities at Peter Starrett Associates, Mr. Starrett also provides consulting services to certain Freeman Spogli affiliated entities. From 1990 to 1998, Mr. Starrett served as the President of Warner Bros. Studio Stores Worldwide, a specialty retailer. Previously, he was Chairman and Chief Executive Officer of The Children’s Place, a specialty retailer. Prior to that, Mr. Starrett held senior executive positions at both Federated Department Stores and May Department Stores, each a department store retailer. Mr. Starrett is Chairman of the board of directors of Boot Barn, Inc., a specialty apparel and footwear retailer. From May to November of 2012, Mr. Starrett served as Boot Barn, Inc.’s interim Chief Executive Officer. In addition, he is a member of the board of directors of several private companies. Previously, he was also the Chairman of the board of directors of Pacific Sunwear, Inc. and served on the board of directors of hhgregg, Inc., an electronics and appliances retailer. Mr. Starrett received a B.S.B.A. from the University of Denver and an M.B.A. from Harvard Business School. Mr. Starrett’s extensive experience as an officer and a director of both public and private companies in the retail industry led to the conclusion that he should serve as a member of our Board.
George Vincent West, 67, has served on our Board since he founded us in 2000. He served as our Chief Executive Officer from 2000 to 2002, as Co-Chief Executive Officer from 2008 to 2010 and as Chief Executive Officer from 2010 through 2012. Currently, Mr. West serves as the Vice Chairman of our Board, a position that he has held since December 2012. Mr. West began his business career starting a successful retail glassware business in Atlanta. He was eventually recruited to work for his family building materials business, West Building Materials, which operated in five southeastern states, and eventually became its President. Mr. West also developed and sold a multistate billboard company and has developed several real estate projects across the state of Georgia, the most recent being Utana Bluffs, a boutique mountain home community in the north Georgia Mountains. Mr. West’s most recent venture is Mountain & Marsh Hospitality Group, which offers accommodations in the North Georgia Mountains and the Georgia Coast. Mr. West currently serves as Chair of the Lamar Dodd School of Art Board of Visitors, Mr. West also serves on the Board of Directors of The Savannah Music Festival and is the Vice Chair of the Board of Trustees of the Telfair Art Museum. Mr. West is a member of the Executive Advisory Council for the Emory Brain Health Center. Mr. West is also a member of the University of Georgia Terry School of Business Entrepreneurship Advisory Board. Mr. West graduated from the Terry College of Business at the University of Georgia in 1977. Mr. West’s experience and intimate knowledge of the Company led to the conclusion that he should serve as a member of our Board.
Directors Remaining in Office until our 2024 Annual Meeting of Stockholders
Norman H. Axelrod, 69, has served as our Chairman since December 2011 and as a member of our Board since November 2010. Beginning in 1988, Mr. Axelrod served as Chief Executive Officer and a member of the board of directors of Linens ‘n Things, Inc., a retailer of home textiles, housewares and decorative home accessories, was appointed as Chairman of its board of directors in 1997, and served in such capacities until its acquisition in February 2006. Mr. Axelrod also serves on the boards of directors of the parent entities of Guitar Center, Inc., a musical instruments retailer, The Neiman Marcus Group LLC, a luxury retailer, and 99 Cents Only Stores LLC, a deep-discount retailer. Mr. Axelrod served on the board of directors of the parent entity of Smart & Final Stores, Inc., a warehouse-style food and supply retailer, until 2019. Mr. Axelrod was also appointed Chairman of the board of directors of 99 Cents Only Stores LLC in February 2018 and has previously served as the Chairman of the boards of directors of GNC Holdings, Inc., a specialty retailer of health and wellness products, National Bedding Company LLC, a mattress and bedding product manufacturer, and Simmons Company, a mattress and bedding product manufacturer, and as a member of the boards of directors of Jaclyn, Inc., a handbags and apparel company, Reebok International Ltd., a leading worldwide designer and marketer of sports, fitness and casual footwear, apparel and equipment, and Maidenform Brands, Inc., an intimate apparel retailer. Mr. Axelrod has provided consulting services to certain entities related to Ares Management Corporation (“Ares Management”). Mr. Axelrod received a B.S. in Management and Marketing from Lehigh University and an M.B.A. from New York University. Mr. Axelrod’s vast experience led to the conclusion that he should serve as a member of our Board.
William T. Giles, 62, has served as a member of our Board since April 2021. Mr. Giles served as Chief Financial Officer and Executive Vice President — Finance, Information Technology and Store Development, Customer Satisfaction for AutoZone, Inc. (“AutoZone”) from 2007 to 2020. Mr. Giles joined AutoZone in 2006 as Chief Financial Officer and Executive Vice President Finance. From 1991 to May 2006, Mr. Giles held several positions with Linens ‘n Things, Inc., a retailer of home textiles, housewares and decorative home accessories, most recently as the Executive Vice President and Chief Financial Officer. Prior to 1991, Mr. Giles was with Melville, Inc. and PricewaterhouseCoopers. Mr. Giles currently serves on the board of directors for Brinker International and Youth Villages. Mr. Giles is also a member of the Alfred University Board of Trustees. Mr. Giles received a Bachelor of Science in Accounting and Management from Alfred University. Mr. Giles’ demonstrated financial proficiency and business leadership in the retail products industry, his skills as chief financial officer of a public company and his ability to provide the Board unique insights into the strategic, governance and financial issues facing public companies in the retail industry led to the conclusion that he should serve as a member of our board of directors.
Ryan Marshall, 47, has served as a member of our Board since January 2021. Mr. Marshall has served as the President and Chief Executive Officer of PulteGroup, Inc. (“Pulte”) since September 2016. Prior to becoming the Chief Executive Officer and President of Pulte, Mr. Marshall served as the President of Pulte since February 2016 and had the responsibility for Pulte’s homebuilding operations and its marketing and strategy departments. Prior to being named President, Mr. Marshall served as Pulte’s Executive Vice President of Homebuilding Operations. Other previous roles with Pulte included Area President for Pulte’s Southeast Area, Area President for Florida, Division President in both South Florida and Orlando and Area Vice President of Finance. In those roles, he managed various financial and operating functions including financial reporting, land acquisition and strategic market risk and opportunity analysis. Mr. Marshall’s strategic growth experience, his financial expertise, his experience with home construction and ability to contribute to our commercial business and his experience as a public company CEO led to the conclusion that he should serve as a member of our Board.
Richard L. Sullivan, 65, has served as a member of our Board since April 2017. Mr. Sullivan has been the President and CEO of the parent entity of PGA TOUR Superstore, a nationwide specialty golf retailer, since 2009 and the Chairman of the National Golf Foundation, a non-profit golf market research provider, since 2019. Previously, Mr. Sullivan was the Chief Marketing Officer for Home Depot Inc. (“Home Depot”) from 1992 to 2002. From 2002 to 2008, Mr. Sullivan served as the Executive Vice President and Chief Marketing Officer overseeing sales, marketing and other business-related functions for the Atlanta Falcons and team owner Arthur Blank. Mr. Sullivan was elected Vice Chairman of the board of directors of the National Golf Foundation in January 2016 and serves as a member of its compensation committee. He received his B.S. in Accounting from Roger Williams University. Mr. Sullivan’s business experience, including in home improvement and specialty retailers, led to the conclusion that he should serve as a member of our Board.
Felicia D. Thornton, 58, has served as a member of our Board since April 2017. Ms. Thornton served as Interim Chief Executive Officer from June 2019 to March 2020 and Chief Financial Officer and Treasurer for 99 Cents Only Stores LLC, a deep-discount retailer, from November 2015 to August 2018. Ms. Thornton was appointed to the board of directors for 99 Cents Only Stores LLC, where she currently serves as Vice Chair, in February 2018 and served as the Audit Committee Chair from November 2018 to April 2019. In September 2020, Ms. Thornton was appointed to the board of directors and audit committee of Pactiv Evergreen Inc., a food and beverage packaging company. Ms. Thornton is a member of the board of directors and Audit Committee Chair of Covergint Technologies and Coolsys, both private companies. In February 2021, Ms. Thornton was appointed to the board of directors and audit committee of Ares Acquisition Corp., a special purpose acquisition company. Previously, Ms. Thornton served as Co-Chief Executive Officer, President and Chief Operating Officer for DeMoulas Super Market, Inc., (“DeMoulas”), a supermarket chain, from June 2014 to December 2014 and as the Chief Executive Officer of Knowledge

Universe U.S., a private childhood education company, from 2006 to 2011. Ms. Thornton served as Chief Financial Officer and led overall strategy for Albertsons, a grocery and drugstore company, from 2001 to 2006. Ms. Thornton served in a variety of executive strategic and financial roles from 1992 to 2000 for Ralphs Grocery Company, Inc., a grocery store chain, and for Fred Meyer, a retail supermarket company, both of which eventually became part of The Kroger Company, a global retailer of grocery, multi-department, discount, convenience and jewelry stores, where Ms. Thornton served as Group Vice President responsible for retail operations. Ms. Thornton has served as a member of the boards of directors of public and private companies, including Nordstrom, Inc., a luxury retailer, from November 2010 to May 2012 and for Knowledge Universe Education, Inc. from November 2006 to May 2012. Ms. Thornton also served as an Advisor to the Special Committee of the board of directors of DeMoulas from April 2014 to June 2014. Ms. Thornton is a member of the Latino Corporate Directors Association and is a National Association of Corporate Directors Fellow. Ms. Thornton received a B.S. in Economics from Santa Clara University and an M.B.A. from the University of Southern California. Ms. Thornton’s extensive executive experience in retail, and particularly in large high-growth multi-unit retailers, led to the conclusion that she should serve as a member of our Board.
OTHER BOARD INFORMATION
Board Meetings in 2021
The Board held six meetings during our fiscal year ended December 30, 2021 (“Fiscal 2021”).
Director Attendance
During Fiscal 2021, each of our directors attended at least 75% of the total number of meetings of the Board and committees on which he or she served that were held during the period he or she served as a director or committee member, as applicable.
We encourage, but do not require, our directors to attend our annual meetings of stockholders. Three of our directors who served on the Board in Fiscal 2021 attended our 2021 annual meeting of stockholders.
Director Independence
Our Board has reviewed the independence of our directors and has considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board has affirmatively determined that each of Messrs. Axelrod, Giles, James, Marshall, Starrett, Sullivan and Young and Mses. Scarlett and Thornton qualifies as an “independent director,” as defined in the corporate governance rules of the New York Stock Exchange (the “NYSE”).
Our common stock has been listed for trading on the NYSE under the symbol “FND” since April 27, 2017.
Board Leadership Structure
Our Board has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the Board. It is the Board’s view that the most effective leadership structure for the Company is for the Board, with the advice and assistance of the Nominating Committee, and upon consideration of all relevant factors and circumstances, to determine, as and when appropriate, whether the two offices should be separate, rather than having a rigid policy.
Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board with Mr. Taylor serving as our Chief Executive Officer and Mr. Axelrod as Chairman of the Board. We believe this is appropriate as it provides Mr. Taylor with the ability to focus on our day-to-day operations while Mr. Axelrod focuses on oversight of our Board.
The procedures by which a particular director is selected to preside at each executive session meeting of the independent or non-management directors of our Board are disclosed in our Corporate Governance Guidelines, which are available on the Governance Documents page of the Investors section of our website located at ir.FloorandDecor.com. Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.
Risk Oversight
Our Board plays an active role in overseeing management of our risks. Our Board regularly reviews information regarding our credit, compliance, liquidity and operations, as well as the risks associated with each. The compensation committee of our Board (the “Compensation Committee”) is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the audit committee of the Board (the “Audit Committee”) is responsible for overseeing the management of financial, legal and regulatory risks and our enterprise risk management process generally. The Nominating Committee is responsible for managing risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board keeps itself regularly informed regarding such risks through committee reports and otherwise.
Board Committees
Our Board has the authority to appoint committees to perform certain management and administration functions. Our Board has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The composition and responsibilities of each standing committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board has adopted a written charter for each of our Audit Committee, Compensation Committee and Nominating Committee, which are available, along with the Code of Business Conduct and Ethics and Corporate Governance Guidelines, on the Governance Documents page of the Investors section of our website located at ir.FloorandDecor.com. We intend to disclose any amendments to the above documents, or any waivers of their requirements, on our website to the extent required by applicable SEC rules or the rules of the NYSE.
Audit Committee
The Audit Committee held five meetings during Fiscal 2021. The Audit Committee is comprised of Messrs. Marshall, Sullivan and Giles, who acts as its chair. Our Board determined that each of Messrs. Giles, Marshall and Sullivan qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, has the attributes set forth in such section and is financially literate, as required by the rules of the NYSE. In addition, our Board has determined that each of Messrs. Giles, Marshall and Sullivan is independent as independence is defined under the rules of the NYSE and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The principal duties and responsibilities of our Audit Committee are as follows:
•
to serve as an independent party to monitor the Company’s financial reporting processes and internal control system;

•
to discuss the audit conducted by the Company’s independent registered public accounting firm; and

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to provide an open avenue of communication among the independent registered public accounting firm, management and the Board.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
Compensation Committee
The Compensation Committee held two meetings during Fiscal 2021. The Compensation Committee is comprised of Mr. Starrett, Ms. Scarlett and Mr. Axelrod, who acts as its chair.
The principal duties and responsibilities of our Compensation Committee are as follows:
•
to provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for our key employees and outside directors and disclosure relating to these matters;

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to review and approve the compensation of our chief executive officer and the other executive officers of us and our subsidiaries; and

•
to provide oversight concerning the compensation of our chief executive officer, performance of the chief executive officer, to prepare a report on executive compensation for inclusion in this proxy statement and the Annual Report and related matters.

Role of Outside Advisors.   Pursuant to the charter of the Compensation Committee, the Compensation Committee has the authority to engage independent counsel, accountants, consultants and other advisers as it deems necessary or appropriate to carry out its duties and responsibilities. As discussed in these proxy materials under the heading “Compensation Discussion and Analysis,” in Fiscal 2021, our Compensation Committee engaged Korn Ferry to provide analysis related to the competitiveness of our executive and director compensation programs, periodic reviews of our compensation peer group, the presentation of compensation and governance trends to the Compensation Committee, and other mandates as directed by the Compensation Committee.
The Compensation Committee annually reviews the independence of Korn Ferry as its consultant under applicable SEC and NYSE rules on conflict of interest. Following this review, the Compensation Committee determined that Korn Ferry’s work for us does not raise any conflicts of interest. The Compensation Committee’s evaluation included consideration of all services provided to us, the amount of fees received as a percentage of Korn Ferry’s annual revenue, its policies and procedures designed to prevent conflicts of interest, any business or personal relationships between Korn Ferry and the members of our Compensation Committee or executive officers and any ownership of our stock by the advisors providing executive and director compensation services to us.
Compensation Risk Assessment.
In Fiscal 2021, Korn Ferry supported management and the Compensation Committee in conducting their risk assessment of our incentive compensation plans and practices. As a result of this analysis as well as their regular review of compensation policies and practices, management has concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has reviewed and agrees with management’s conclusion.
Nominating Committee
The Nominating Committee held four meetings during Fiscal 2021. The Nominating Committee is comprised of Messrs. Young and Starrett and Ms. Thornton, who acts as its chair.
The principal duties and responsibilities of the Nominating Committee are as follows:
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to establish criteria for board and committee membership and recommend to our Board proposed nominees for election to the Board and for membership on committees of the Board;

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oversee the evaluations of the Board, the committees of the Board and management;

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advise and assist the Board with oversight of environmental, social and governance-related (“ESG”) matters; and

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to make recommendations to our Board regarding board governance matters and practices.

Director Qualifications; Nominating Committee Process; Board Diversity.   The Nominating Committee’s policy is to identify potential nominees from any properly submitted nominations, including any properly submitted nominations from our stockholders, and subsequently evaluate each potential nominee. To properly submit a nomination, our stockholders must provide timely notice of such nomination in accordance with Section 1.10 of our Second Amended and Restated Bylaws (the “Bylaws”).
The Nominating Committee conducts the appropriate and necessary inquiries (as determined by the Nominating Committee) with respect to the backgrounds and qualifications of any potential nominees, without regard to whether a potential nominee has been recommended by our stockholders, and, upon consideration of all relevant factors and circumstances, recommends to the Board for its approval the slate of director nominees to be nominated for election at our annual meeting of stockholders. Given the complex nature of the Company’s business, the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating candidates. Accordingly, when evaluating candidates for nomination as new directors, the Nominating Committee will consider (and will require any search firm that it engages to provide) a set of candidates that includes diverse candidates. We intend to succeed in accomplishing that goal through, among other things, soliciting suggestions from our Board and senior management, hiring third-party search firms as needed, and considering candidates proposed by shareholders in the same manner we evaluate candidates proposed by our Board or senior management.
We believe the enhanced quality that results from a diverse board is beyond any reasonable dispute. We will continue the progress made to date by continuing to implement our policy of recruiting diverse nominee candidates.
The Nominating Committee is committed to a policy of inclusiveness and seeks members with diverse backgrounds, an understanding of our business and a reputation for integrity. Our director refreshment over the last several years has resulted in a diverse group of independent directors with low average tenure, gender diversity and significant experience. Highlights of our recent progress in building a diverse Board include:
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In 2021, three of the Board’s members were racially diverse, and two were female.

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Of the five new directors recommended by the Nominating Committee in 2020 and 2021 to replace departing directors, two are racially diverse, and one is female.

Environmental, Social and Governance Matters
We believe that the Company is able to advance ESG-related considerations and that sound corporate citizenship includes responsiveness to ESG issues that materially impact our stakeholders and the communities in which we operate. We are committed to operating our business with integrity; focusing on material ESG issues; giving back to the communities we serve; being environmentally conscious; and operating a responsible supply chain that focuses on the quality of our products and improves the lives of workers involved in manufacturing our products. Our Board provides overall oversight of the Company’s ESG efforts, and the charter of the Nominating and Governance Committee specifically tasks that committee with development and review of our ESG efforts — making recommendations to the Board and/or management regarding the same. A copy of the charter of the Nominating and Governance Committee is available on our website at ir.FloorandDecor.com under “Governance Documents.” Below are just a few examples demonstrating our commitment to ESG matters:
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Since 2015, we have raised over $1,000,000 from our associates and directors for our associates in need through our employee assistance organization, the West Fund.

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By investing in energy efficiency, over 75% of our stores have high-efficiency HVAC units, and over 95% of our stores and distribution centers have LED lighting.

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We have continued to invest in our Diversity, Equity & Inclusion (“DEI”) function, and our CEO signed the CEO Action for Diversity & InclusionTM pledge.

Employees
We believe that one of the biggest drivers in our growth and success is our employees and the culture that attracts them. We have built a strong team of employees to support our continued success. Each of our stores is led by a Chief Executive Merchant (“CEM”) and is supported by an operations manager, product category department managers, a design team, a Pro sales and support team, and a number of additional associates. Outside of our stores, we have employees dedicated to serving our stores in corporate, store support, infrastructure, e-commerce, and similar functions as well as support for our distribution centers and Asian sourcing office. We dedicate significant resources to training our employees and believe they are key to our success. As of December 30, 2021, we had 10,566 employees with 10,554 of these employees located in the United States and 12 located outside of the United States. This population consisted of our full-time, part-time, and temporary employees. None of our employees are represented by a labor organization or are a party to any collective bargaining arrangement.
We are mindful of diversity throughout the employment cycle and believe that diversity is key to our culture and long-term success. We strive to foster a supportive environment that cultivates professional growth and encourages employees to continuously develop their skills. We consider our relationship with employees to be vital, and are focused on effective attraction, onboarding, and implementation of our values. We intend to make additional investments in diversity, equity and inclusion initiatives in the future. A summary of Fiscal 2021 year-end U.S. demographic data follows:
Race/Ethnicity
Gender
Annual Board Self-Evaluation
In 2021, the Board and each of its committees undertook a self-evaluation process that included a series of interviews conducted by the Chair of the Nominating and Corporate Governance Committee with each of our directors to gather input on individual director’s contributions, the effectiveness of the Board and committee compositions and structure and the relationship between management and the Board. Feedback from the 2021 and prior Board self-evaluation processes has driven changes in the format of Board meetings, the nature of executive sessions, the format and content of the director onboarding process and individuals nominated to be members of the Board.

Code of Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at ir.FloorandDecor.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by applicable SEC rules or the rules of the NYSE. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement.
Compensation Committee Interlocks and Insider Participation
None of the directors who served on the Compensation Committee in Fiscal 2021 has ever served as one of our officers or employees. In addition, none of the directors who served on the Compensation Committee had any relationship with us or any of our subsidiaries during Fiscal 2021 pursuant to which disclosure would be required under applicable rules and regulations of the SEC pertaining to the disclosure of transactions with related persons. During Fiscal 2021, (A) none of our executive officers served as a member of the compensation committee (or other committee performing similar functions or, in the absence of any such committee, the entire board of directors) of any other entity of which an executive officer of such other entity served on our Compensation Committee; (B) none of our executive officers served as a director of any other entity of which an executive officer of such other entity served on our Compensation Committee; and (C) none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any other entity of which an executive officer of such other entity served on the Board.
Stockholder and Interested Party Communications
The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, or to any particular director, to the following address: Floor & Decor Holdings, Inc., 2500 Windy Ridge Pkwy SE, Atlanta, GA 30339, Attention: Secretary. Stockholders or interested parties should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Registration Rights Agreement
We are a party to a registration rights agreement with certain of our stockholders (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the stockholders party thereto are entitled to various rights with respect to the registration of their shares under the Securities Act. Registration of any of these shares under the Securities Act would result in such shares becoming fully tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates.
Registration Rights
If we propose to register any of our own securities under the Securities Act in a public offering, we will be required to provide notice to the holders of our common stock with registration rights under the Registration Rights Agreement and provide them with the right to include their shares in the registration statement, subject to certain conditions and exceptions contained in the Registration Rights Agreement.
Expenses
We will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares of our common stock held by the holders of our common stock with registration rights under the Registration Rights Agreement.
Indemnification of Officers and Directors
Our Charter and Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.
Ordinary Course Transactions with Related Persons
From time to time, our directors, officers, employees and affiliates may enter into commercial transactions with us in the ordinary course of business, primarily for the purchase of inventory at our stores.
Statement of Policy Regarding Transactions with Related Persons
Policies regarding transactions with related persons are included in the charter of our Audit Committee and in our Corporate Governance Guidelines, each of which require that any transaction with a “related person” (as defined in paragraph (a) of Item 404 Regulation S-K) that is brought to the Audit Committee’s attention be reviewed and approved by the Audit Committee.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)
In accordance with the Audit Committee’s charter, the Audit Committee is responsible for the appointment and retention of our independent auditors. In our fiscal years ended December 31, 2020 (“Fiscal 2020”) and December 30, 2021 (“Fiscal 2021”), all audit and non-audit services were pre-approved by the Audit Committee.
The Audit Committee has appointed EY to serve as our independent auditors for our fiscal year ending December 29, 2022, subject to ratification by our stockholders. Representatives of EY will be present at the Annual Meeting to answer questions and will also have the opportunity to make a statement if they desire to do so. If the proposal to ratify EY’s appointment is not approved, other certified public accountants will be considered by the Audit Committee. Even if the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if it believes that such a change would be in the best interest of the Company and its stockholders.
Fees Paid to EY
The fees incurred by us for professional services rendered by Ernst & Young for Fiscal 2020 and Fiscal 2021 were as follows:
	Fiscal 2021	Fiscal 2020
Audit Fees	$1,933,898 (1)	$1,882,928(1)
Audit-related Fees	330,720(2)	—(2)
Tax Fees	103,993(3)	448,687(3)
All Other Fees	—	—
	$2,368,611	$2,331,615

(1)
Audit fees include fees and expenses for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of quarterly financial statements and related services. In fiscal 2020, audit fees also included fees and expenses associated with securities offerings and filing registration statements with the Securities and Exchange Commission for two secondary offerings.

(2)
Audit-related fees include fees and expenses for professional services rendered for due diligence procedures related to the acquisition of Spartan Surfaces, Inc.

(3)
Tax fees include fees for tax services, including tax compliance, tax advice and tax planning.

The Audit Committee has concluded that the provision of the foregoing services is compatible with maintaining EY’s independence.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures for the pre-approval of audit services and permitted non-audit and tax services rendered by our independent registered public accounting firm. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, case-by-case basis before the independent auditor is engaged to provide each service. The chairperson of the Audit Committee has been delegated the authority to pre-approve any engagement for such audit services and permitted non-audit and tax services, provided that the chairperson of the Audit Committee must disclose all such pre-approved services to the full Audit Committee at the meeting of the Audit Committee immediately following any such pre-approval.
All of the services provided by EY described above were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EY AS INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDING DECEMBER 29, 2022.

AUDIT COMMITTEE REPORT
The Audit Committee is comprised of three independent directors and operates under a written charter adopted by the Board, a copy of which is available on the Corporate Governance page of the Investors section of our website located at ir.FloorandDecor.com. The Board has determined that each of Messrs. Giles, Marshall and Sullivan is independent as independence is defined under the applicable section of the NYSE rules, and that each of Messrs. Giles, Marshall and Sullivan is independent as independence is defined under Rule 10A-3(b)(1) under the Exchange Act. The Board has also determined that each of Messrs. Giles, Marshall and Sullivan qualifies as an “audit committee financial expert.”
The primary purposes of the Audit Committee are to: monitor our financial reporting process and internal control system; appoint our independent registered public accounting firm, determine its compensation and other terms of engagement and oversee its work; oversee the performance of our internal audit function; and oversee our compliance with legal, ethical and regulatory matters.
As noted above, the Audit Committee assists the Board in appointing our independent registered public accounting firm, EY, which includes, among other things, reviewing and evaluating the qualifications, performance and independence of the lead audit partner responsible for our audit, overseeing the required rotation of the lead audit partner and reviewing and considering the selection of the lead audit partner. In appointing EY and the lead audit partner, the Audit Committee considered, among other things, the quality and efficiency of the services provided, including the results of a global internal survey of EY’s performance, the technical capabilities of the engagement teams, external data concerning EY’s audit quality and performance obtained from reports of the Public Company Accounting Oversight Board (“PCAOB”), the engagement teams’ understanding of our company’s business as well as the potential impact of changing auditors. The Audit Committee and the Board believe that the continued retention of EY to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders and have recommended that stockholders ratify the appointment of EY as the Company’s independent auditor for the fiscal year 2022.
The Audit Committee discussed the auditors’ review of our quarterly financial information with the auditors prior to the release of such information and the filing of our quarterly reports with the SEC. The Audit Committee also met and held discussions with management and EY with respect to our audited year-end financial statements.
Further, the Audit Committee discussed with EY the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended (Communications With Audit Committees), received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the auditors the auditors’ independence and has considered, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, the independent registered public accounting firm. In determining EY’s independence, the Audit Committee considered whether EY’s provision of non-audit services were compatible with the independence of the independent registered public accounting firm. The Audit Committee also discussed with the auditors and our financial management matters related to our internal control over financial reporting. Based on these discussions and the written disclosures received from EY, the Audit Committee recommended that the Board include the audited financial statements in the Annual Report for the fiscal year ended December 30, 2021, for filing with the SEC. The Board has approved this recommendation.
This audit committee report is not deemed filed under the Securities Act or the Exchange Act, and is not incorporated by reference into any filings that we may make with the SEC.
AUDIT COMMITTEE
William T. Giles (Chairperson)
Ryan Marshall
Richard L. Sullivan

EXECUTIVE OFFICERS
Name	Age	Position
Thomas V. Taylor	56	Chief Executive Officer and a Director
Trevor S. Lang	51	Executive Vice President and Chief Financial Officer
Lisa G. Laube	59	President
Brian K. Robbins	64	Executive Vice President, Business Development Strategy
David V. Christopherson	47	Executive Vice President, Secretary and General Counsel
Steven A. Denny	58	Executive Vice President, Store Operations
Ersan Sayman	50	Executive Vice President, Merchandising
The biography for Mr. Taylor is set forth above under “Election of Three Directors (Proposal 1) — The Nominees.”
Trevor S. Lang, 51, is our Executive Vice President and Chief Financial Officer. Mr. Lang joined the Company as Senior Vice President and Chief Financial Officer in 2011, and was promoted to Executive Vice President of Professional Services and Chief Financial Officer in October 2014 in connection with his assuming responsibility for leading our in-store Pro business. From 2007 to 2011, he served as the Chief Financial Officer of Zumiez Inc. and also served as its Chief Administrative Officer beginning in April 2010. Previously, he had served as Vice President of Finance for Carter’s, Inc. since 2003. At Carter’s, Mr. Lang was responsible for the management of the corporate accounting and finance functions. From 1999 until joining Carter’s in 2003, Mr. Lang served in a progressive series of Vice President roles in the finance area at Blockbuster Inc., culminating in his role as Vice President of Operations Finance where he was responsible for accounting and reporting for over 5,000 company-owned and franchised stores. From 1994 until 1999, Mr. Lang worked in the audit division of Arthur Andersen reaching the level of audit manager. Mr. Lang is a 1993 graduate of Texas A&M University with a B.B.A. in Accounting. He is also a Certified Public Accountant.
Lisa G. Laube, 59, is our President. Ms. Laube joined the Company as Executive Vice President and Chief Merchandising Officer in 2012 and was promoted to President in February 2020. From 2005 to 2011, Ms. Laube was President of Party City where she was responsible for Merchandising, Marketing and E-Commerce and prior to that she was the company’s Chief Merchandising Officer. From 2002 to 2004, she was the Vice President of Merchandising for White Barn Candle Company, a division of Bath and Body Works. Prior to that, Ms. Laube worked from 1996 to 2002 at Linens ‘n Things beginning as a Buyer and progressing to General Merchandising Manager. From 1988 to 1996, she was a Buyer at Macy’s in the Textiles division. Ms. Laube began her career at Rich’s department store in the Executive Training Program. Ms. Laube also currently serves on the respective boards of directors of Boot Barn Holdings, Inc., a specialty footwear and apparel retailer, Action Ministries, an Atlanta based nonprofit organization, Zoo Atlanta, a zoological park in Atlanta and the Terry Dean’s Advisory Council for the Terry School of Business at the University of Georgia. She graduated from the Terry School of Business, University of Georgia in 1985 with a B.B.A. in Marketing.
Brian K. Robbins, 64, is our Executive Vice President, Business Development Strategy. He joined the Company as Senior Vice President — Supply Chain in 2013, was promoted to Executive Vice President in 2016 and assumed responsibility for our real estate function in 2017 and commercial business in 2018. In 2018, his title changed to reflect these additional responsibilities. Prior to joining us, Mr. Robbins was a senior supply chain or merchandising executive with three portfolio companies of Cerberus Capital Management since 2009. He had also held senior supply chain roles with GE and DuPont, and was a Merchandise Vice President with Home Depot. Early in his career, Mr. Robbins received his CPA certificate and held various accounting positions with Grant Thornton, Scripps Howard and PricewaterhouseCoopers. Mr. Robbins is a graduate of Miami University with a B.S. degree in Education, majoring in Industrial Management.
David V. Christopherson, 47, is our Executive Vice President, General Counsel and Secretary and has responsibility for our Legal, Human Resources, Safety & Loss Prevention, Internal Audit, Risk Management and Sustainability functions. He joined the Company as General Counsel and Secretary in 2013 and was promoted to Senior Vice President in 2015 and Executive Vice President in 2018. Mr. Christopherson was

the Vice President, General Counsel and Secretary of Teavana Holdings, Inc. from 2011 to 2013 and the Deputy General Counsel of Swett & Crawford from 2007 to 2011. He was previously an attorney with the law firms King & Spalding and Sullivan & Cromwell. Mr. Christopherson received an A.B. in Political Science from Davidson College and a J.D. from Harvard Law School.
Steven A. Denny, 58, is our Executive Vice President, Store Operations and is responsible for all store regions, design services, regional merchandising and safety and asset protection. He joined the Company as a Chief Executive Merchant in 2013 and was promoted to Senior Vice President, Stores in 2017 and Executive Vice President, Stores in 2020. From 2000 to 2013, Mr. Denny held a variety of roles at Home Depot, including serving as the Western Division Field Merchandise Manager. Mr. Denny brings over 35 years of retail and commercial experience in store operations and merchandising with Builders Square, BMC West, Ernst Home & Nursery and Home Depot.
Ersan Sayman, 50, is our Executive Vice President, Merchandising, responsible for all of our merchandising and visual merchandising functions. He joined the Company as a Merchant in 2003, was promoted to Vice President in 2012, Senior Vice President in 2015, and Executive Vice President, Merchandising in 2022. Mr. Sayman previously held a variety of managerial positions at Polat Holding Group, a leading Turkish building materials producer, in the United States and Turkey. Mr. Sayman brings over 28 years of domestic and international flooring and building materials experience. He has a BA degree from Dokuz Eylul University in Turkey.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
In this Compensation Discussion and Analysis, we address our philosophy, programs and processes related to the compensation paid or awarded for Fiscal 2021 to our NEOs listed in the Summary Compensation Table for Fiscal 2021 that follows this discussion.
Our NEOs for Fiscal 2021, which consist of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers for Fiscal 2021, are:
•
Thomas V. Taylor, who serves as Chief Executive Officer and a member of our Board and is our principal executive officer;

•
Trevor S. Lang, who serves as Executive Vice President and Chief Financial Officer and is our principal financial officer;

•
Lisa G. Laube, who serves as President;

•
Brian K. Robbins, who serves as Executive Vice President, Business Development Strategy; and

•
David V. Christopherson, who serves as Executive Vice President, Secretary and General Counsel.

On August 3, 2021, Lisa G. Laube informed the Company that she intends to retire on April 30, 2022.
Highlights of 2021 Business Performance
We believe that our NEOs were instrumental in helping us drive positive results for our stockholders in Fiscal 2021, particularly in light of the continued challenging circumstances posed by the COVID-19 pandemic, the global supply chain and the labor market. Our positive results are evidenced by the following:
•
the Company opened 27 new warehouse-format stores;

•
net sales increased 41.5% to $3,433.5 million in Fiscal 2021, compared to $2,425.8 million in Fiscal 2020; relatedly, comparable store sales increased 27.6% in Fiscal 2021;

•
operating income increased 58.0% to $339.0 million in Fiscal 2021, compared to $214.6 million in Fiscal 2020; relatedly, operating margin increased 110 basis points to 9.9% in Fiscal 2021; and

•
net income increased 45.3% to $283.2 million in Fiscal 2021, compared to $195.0 million in Fiscal 2020; relatedly, net income per diluted share was $2.64 in Fiscal 2021 compared to $1.84 in Fiscal 2020.

Despite the challenges noted above, the overall growth in operating and net income and in net sales for Fiscal 2021 resulted in us exceeding our 2021 Bonus Program target goals, leading to a 200% annual cash bonus payout for our executive officers as more fully described below.
For more information on our financial results for Fiscal 2021, see our Annual Report on Form 10-K for the fiscal year ended December 30, 2021, filed with the SEC on February 24, 2022.
Fiscal 2021 Compensation
Compensation Philosophy and Objectives
The primary objectives of our executive pay program are to:
•
attract and retain an exceptional executive team needed to outperform our peers and execute our strategy;

•
drive our short- and long-term growth objectives;

•
align the interests of our executive team with that of our shareholders; and

•
promote a performance-orientation within the organization.

To achieve that, our compensation program relies on the following core principles:
Core Principles
Simplicity and Transparency	Base salary, incentive compensation and equity awards should be easy for executives and for our shareholders to understand.
Linked to our Strategy	Our pay design should create a direct bridge to our strategy, and clearly reflect our key short- and long-term business objectives.
Attractive Compensation for Top Talent	Pay quantums and design should be compelling enough to attract the best talent we can to support the successful execution of our strategies.
Pay for Performance	Compensation should be paid only when financial performance levels achieved align with the strategic and financial priorities set by the Board.
Appropriate Risk Orientation	The more senior a role, the more the total mix of that role’s compensation should be “at risk.” However, our compensation programs should be designed to not encourage excessive or unnecessary risk-taking.
While the Compensation Committee considers competitive compensation data to generally inform decisions relating to NEO compensation, it does not seek to benchmark NEO compensation to any particular level in the market.
The material components of our executive compensation program and their purposes and key characteristics are summarized in the following chart:
What We Do	What We Don’t Do
✓ Pay-for-Performance: Majority of fiscal year pay is performance-based and not guaranteed	X No Excise Tax Gross-ups: The Company does not provide any excise tax gross-up payments in connection with a change in control
✓ Annual Compensation Risk Review: Our Compensation Committee annually assesses risk in compensation programs associated with regulatory, stockholder and market changes	X No Tax Gross-ups for Perquisites: The Company does not provide tax gross-ups to NEOs for the limited perquisites we provide
✓ Share Ownership Guidelines: We maintain meaningful share ownership guidelines	X No Hedging or Pledging: NEOs are prohibited from engaging in hedging transactions, pledging Company stock as collateral and similar arrangements with respect to the Company’s securities

✓
Annual Assessment of Compensation Program: Our Compensation Committee annually assesses the design and alignment of our incentive plans in relation to performance goals, business strategy, organizational priorities and shareholder interests

X No Problematic Option Practices: The Company does not have a practice of granting discounted stock options, extending the original option term, or repricing or exchanging underwater options
✓ Maximum Payouts: We limit incentive payouts as a percentage of target awards
✓ Clawback Policy: All cash-based incentive or performance-based equity compensation granted to our NEOs is subject to our Clawback Policy

Elements of Our Executive Compensation Program
For Fiscal 2021, our executive compensation program consisted of the following elements:
We do not have formal policies relating to the allocation of total compensation among the various elements of our compensation program. We generally allocate compensation between short-term and long-term components and between cash and equity in a manner that we believe will maximize executive performance and retention. The variable pay elements (annual cash incentive and long-term incentive equity awards) comprise an increasingly larger proportion of total compensation of our senior executives as position level increases. This is consistent with our belief that these at-risk elements of compensation more closely align management’s interests with our financial performance and with our employees’ interests.
Base Salary.   Base salary is a visible and stable foundation of our compensation program. The base salaries of our NEOs are intended to reflect the position, duties and responsibilities of each executive and the market for base salaries of similarly situated executives at other companies of similar size and in similar industries. On a prospective basis, we will continue to evaluate the mix of base salary, short-term incentive compensation and long-term incentive compensation to appropriately align the interests of our NEOs with those of our stockholders. When reviewing each executive’s base salary, the Compensation Committee considers the level of responsibility and complexity of the executive’s role, individual performance in the prior year, and the salaries paid for the same or similar positions in the competitive market. In February 2021, the Compensation Committee and the Board, as applicable, approved salary increases for the NEOs, other than Mr. Taylor, effective February 12, 2021, as set forth in the table that follows. The Compensation Committee and the Board, as applicable, determined to increase base salaries of the NEOs, other than Mr. Taylor, by approximately 2% to 7% after considering the factors listed above.
Base salaries for our NEOs as of the end of Fiscal 2020 and for Fiscal 2021 are listed below.
Name	Fiscal 2020 Base Salary	Fiscal 2021 Base Salary
Thomas V. Taylor	$1,000,000	$1,000,000
Trevor S. Lang	$460,000	$483,000
Lisa G. Laube	$555,000	$565,000
Brian K. Robbins	$420,000	$432,600
David V. Christopherson	$375,000	$400,000
Annual Cash Incentive Bonuses.   Our NEOs are eligible to receive annual cash incentives. We consider annual cash incentive bonuses to be “at-risk” compensation. As “at-risk” compensation, we increase the size of the target incentive, as a percentage of base compensation, proportionate to each NEO’s position and responsibilities. The annual incentives are intended to reward our NEOs for achieving target operating income and sales objective established by the Compensation Committee at the beginning of the year.

For Fiscal 2021 under the 2021 Annual Performance Bonus Program (the “2021 Bonus Program”), our NEOs were eligible to receive a target annual incentive with a target amount equal to a percentage of their respective full annual base salary, as follows:
Name	Target 2021 Bonus as a % of Base Salary
Thomas V. Taylor	100%
Trevor S. Lang	65%
Lisa G. Laube	70%
Brian K. Robbins	60%
David V. Christopherson	60%
Under the 2021 Bonus Program, annual incentives for our NEOs were calculated based on achievement of Fiscal 2021 targeted net sales, 20% weighting, and operating income, 80% weighting, as determined by the Compensation Committee, calculated as follows. Based on our achievement of 114% of our net sales target and 136% of our operating income target, after the adjustments described below, the NEOs’ weighted average calculated payout percentage under the 2021 Bonus Program is approximately 527.7%. However, under the terms of the 2021 Bonus Program, the maximum payout is 200%, which is the amount actually payable to our NEOs under the 2021 Bonus Program.
Performance Metric	Target ($s in millions)	Actual ($s in millions)	Percentage of Target (%)	Weighting (%)	Calculated Payout (%)	Actual Payout (%)
Net Sales	$3,003.5	$3,433.5	114%	20%	373.3%	200.0%
Operating Income*	$259.2	$351.7	136%	80%	566.3%	200.0%

*
Operating income was adjusted, in accordance with the 2021 Bonus Program, to reflect the impacts of costs related to our acquisition and integration of Spartan Surfaces, Inc., the earn-out liability related to our acquisition of Spartan Surfaces, Inc., costs related to the COVID-19 pandemic that the Compensation Committee deemed were not indicative of core operating performance, costs related to the modification of the Company’s debt, costs related to employee taxes for the exercise of stock options, cost related to relocating a distribution center, and certain tariff refunds received.

The following table shows each of our NEOs’ target annual incentive bonuses as a percentage of each NEO’s full annual base salary, and the actual incentive payout for each of our NEOs for Fiscal 2021:
Name	Target Annual Incentive	Target Annual Incentive %	Annual Incentive Payout	Actual Payout Percentage
Thomas V. Taylor	$1,000,000	100%	$2,000,000	200%
Trevor S. Lang	$311,650	65%	$623,300	200%
Lisa G. Laube	$394,423	70%	$788,846	200%
Brian K. Robbins	$258,397	60%	$516,794	200%
David V. Christopherson	$237,692	60%	$475,385	200%
Discretionary Cash Bonuses Paid in Fiscal 2021.   The annual cash incentive bonus program is the primary short-term cash incentive compensation element of our executive compensation program, and we do not regularly grant bonuses based on subjective performance assessments. However, in certain circumstances, the Compensation Committee may approve discretionary bonuses to recognize extraordinary efforts and successes of employees whose contributions to the Company’s results may not otherwise be recognized. As described in last year’s proxy statement, in February 2021, the Compensation Committee approved discretionary cash bonuses for Brian Robbins and David Christopherson in the amount of $40,000 each, in consideration of their respective extraordinary contributions and exceptional service provided to the Company in the Supply Chain and Legal functions in connection with the Company’s response to the COVID-19 pandemic during Fiscal 2020.

Equity Incentive Awards
2017 Stock Incentive Plan
In connection with our 2017 initial public offering (“IPO”), our Board adopted and our stockholders approved the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan (the “2017 Plan”), pursuant to which we may grant incentive stock options, non-qualified stock options, restricted stock, other stock-based awards and performance-based cash awards to our employees, including the NEOs, which may be subject to such service-based, performance-based or other such other vesting factors or criteria as determined by the Compensation Committee in its discretion in accordance with the 2017 Plan. Awards under the 2017 Plan are intended to drive and reward performance over an extended period of time to promote creation of long-term value for our stockholders, create strong alignment with the long-term interests of our stockholders, assist in retaining highly qualified executives, and contribute to competitive total rewards.
Fiscal 2021 Equity Awards
We generally grant equity incentive awards to our NEOs every 12 to 18 months, with interim grants for new hires and promotions after the regular grant date. We believe that regular equity-based long-term incentive awards align the interests of our NEOs with our stockholders and focus our NEOs on our long-term growth. In Fiscal 2021 we granted a mix of stock options and service-based vesting restricted share awards. The Compensation Committee believes that awarding a mix of stock options and restricted share awards achieves a balance in linking NEO long-term compensation to Company performance. Options do not provide any value unless our stock price appreciates and focus and reward our NEOs for increasing our stock price. The value of restricted shares increases or decreases in the same way stockholders’ stock value increases or decreases and restricted shares are generally less dilutive to our stockholders than options.
In Fiscal 2021, in connection with our regular cycle of granting equity incentive awards, we granted stock options and service-based vesting restricted share awards to our NEOs under the 2017 Plan. Options and service-based restricted shares vest in four ratable annual installments on each of the first four anniversaries of the grant date, generally subject to the grantee’s continued employment as of each applicable vesting date. The NEOs have all the rights of stockholders with respect to the restricted stock (including the right to receive dividends on the restricted stock and to vote the shares of restricted stock).
Name	Stock Options Granted (#)	Restricted Shares Granted (#)
Thomas V. Taylor	19,759	8,623
Trevor S. Lang	5,688	2,483
Lisa G. Laube	6,287	2,744
Brian K. Robbins	3,617	1,579
David V. Christopherson	3,617	1,579
401(k) Plan and other Benefits
All full-time employees are eligible to participate in our 401(k) plan after six months of service and are eligible to receive matching contributions from us after six months of service. We match employee contributions in cash at a rate of 40% of the first 5% of base compensation that an employee contributes, with graded vesting over a six-year period. In fiscal 2021, the Company also contributed an additional 5% match based on the strength of the Company’s operating results. Our NEOs are also eligible for our matches, subject to regulatory limits on contributions to 401(k) plans. Messrs. Lang, Robbins and Christopherson and Ms. Laube each participate in the 401(k) plan. In addition to participation in our 401(k) plan, we provide our NEOs with employer paid group term life insurance. In order to maximize productivity and ensure that Mr. Taylor can be immediately available to respond to business priorities, we pay for, or reimburse costs of, certain air travel arising in connection with Mr. Taylor’s regular business-related commuting to our corporate office. These amounts constitute taxable income to Mr. Taylor, and we do not gross-up or in any way compensate Mr. Taylor for income tax owed in respect of such amounts
Employment Agreements
We are party to employment agreements with Messrs. Taylor, Lang, Robbins and Christopherson and Ms. Laube (as amended and restated in February 2020) (the “A&R Agreements”). Each A&R Agreement

provides for the payment of base salary and certain other benefits. Each of the NEOs is also eligible to earn an annual bonus equal to a percentage of base salary, based on the achievement of performance criteria.
The NEOs are also eligible to receive severance benefits in the event of certain terminations of employment. For a more detailed description of such benefits, see “Potential Payments upon Termination or Change in Control.” The other material terms and conditions of the NEOs’ employment agreements generally remain unchanged.
Restrictive Covenants
Each of the NEOs is subject to certain non-compete and non-solicitation restrictions while employed and for one year after termination of employment (or, in the case of Mr. Taylor, for two years after termination of employment). In addition, each NEO is subject to confidentiality and non-disparagement restrictions.
Fiscal 2022 Compensation
As described under the heading “Equity Incentive Awards”, under the 2017 Plan, we may grant incentive stock options, non-qualified stock options, restricted stock, other stock-based awards and performance-based cash awards to our employees, including the NEOs, which may be subject to such service-based, performance-based or other such other vesting factors or criteria as determined by the Compensation Committee in its discretion in accordance with the 2017 Plan.
As part of our regular cycle equity incentive grants, effective February 28, 2022, the Compensation Committee approved or, as applicable, the Compensation Committee recommended to the Board, and the Board approved, a change to our long-term equity incentive compensation program for our NEOs to shift from a mix of stock options and restricted share awards that vest over a four-year period subject to continued service through the applicable vesting date, to (i) restricted stock unit awards (RSUs) that vest over a three-year period subject to continued service through the applicable vesting date, which represent 50% of the long-term equity opportunity of our NEOs, and (ii) performance stock units (PSUs) that vest after a three-year performance period subject to achievement of approved performance metrics and generally subject to continued service through the date the Compensation Committee certifies the extent to which the applicable performance metrics have been met, which represent 50% of the long-term equity opportunity of our NEOs. The Compensation Committee believes that awarding a mix of RSUs and PSUs encourages our NEOs to create and sustain stockholder value over longer periods because their value is directly attributable to changes in the price of our common stock over time, and because their full value cannot be realized until vesting occurs, which generally requires continued employment for multiple years and/or achievement of performance goals. The Compensation Committee further views RSUs and PSUs as a form of long-term incentive that focuses our NEOs on long-term strategy execution and that is generally less dilutive to our stockholders than stock options and that the long-term financial metrics applicable to the PSUs, which incorporate both operating profit and balance sheet performance, ensure that our NEOs are appropriately incentivized to create long-term value for the Company and the Company’s stockholders and to effectively allocate capital toward investments that are intended to provide future growth for the Company’s stockholders.
In determining the size of equity-based grants, the Compensation Committee considers, among other things, the number of shares available under the 2017 Plan, the potential dilutive impact of such grants on our stockholders and the individual’s position with us. The number of RSUs and PSUs granted to our NEOs in Fiscal 2022 is shown below. Additional detail on each grant will be reported in our proxy statement for Fiscal 2022.
Name	RSUs Granted (#)	PSUs Granted (#)*
Thomas V. Taylor	18,851	18,851
Trevor S. Lang	3,661	3,661
Lisa G. Laube	0	0
Brian K. Robbins	2,876	2,876
David V. Christopherson	3,138	3,138

*
The number of PSUs shown is based on the target number of PSUs that may become vested, subject to the attainment of the performance goals applicable to the PSUs.

The PSUs vest following the completion of a three-year performance period, with the percentage of the PSUs that become vested (if any) based on Compensation Committee’s certification of the Company’s achievement of specified adjusted cumulative earnings before interest and taxes (“Adjusted EBIT”) goals over the performance period as described in the following table. Payout of the PSUs is further subject to the Company maintaining a minimum average 17% return on invested capital (“ROIC”) for each year of the three year performance period such that if, ROIC in any given fiscal year during the three-year performance period is less than 17%, then the payout percentage will be zero notwithstanding Adjusted EBIT performance, in each case subject to the Compensation Committee’s discretion to make certain customary adjustments to reflect unusual, nonrecurring or extraordinary events or items.
Adjusted EBIT	Percentage of PSUs Vested
Less than $535,400,000	0%
Equal to or greater than $535,400,000 But less than $607,100,000	50%
Equal to or greater than $607,100,000 But less than $686,300,000	100%
Equal to or greater than $686,300,000 But less than $772,500,000	125%
Equal to or greater than $772,500,000	200%
Depending on the level of achievement of the applicable Adjusted EBIT goal, and subject to achievement of the minimum ROIC goal, the percentage of PSUs that may vest at the end of the three-year performance period will range from 0% to 200% of the target PSUs granted. At 100% achievement this represents a compound annual growth rate (CAGR) of 20%, or approximately 73% above the Company’s Adjusted EBIT for Fiscal 2021. At 200% achievement this represents a compound annual growth rate (CAGR) of 30%, or approximately 120% above the Company’s Adjusted EBIT for Fiscal 2021.
“Adjusted EBIT” is a non-GAAP financial measure, and is generally defined as earnings before interest and taxes, adjusted for certain special, unusual or non-recurring items affecting the Company or its financial statements, items related to the disposal of business or discontinued operations (including termination expenses), certain items related to acquisitions and the impact of acquisitions, employer taxes tied to stock-based compensation, asset impairments, one-time personnel-related expenses, material litigation charges or gains, goodwill impairment charges, items related to equity and/or debt related transactions, items related to changes in accounting principles or applicable law or regulations, and certain other adjustments as determined to be appropriate by the Compensation Committee (which may include adjustments taken into account in calculating Adjusted EBIT as reported by the Company in one or more of its earnings releases for the performance period), in each case, as determined by the Compensation Committee to be appropriate taking into account all relevant objective information or financial data, with the Compensation Committee’s determination to be final and conclusive on all parties. “ROIC” is generally defined as, with respect to each fiscal year during the three-year performance period, the Company’s return on invested capital for a fiscal year, determined as the quotient of (i) an amount equal to (A) the Company’s Adjusted EBIT, plus (B) the Company’s expenses and amortization related to the Company’s leased property, minus (C) the product of (I) the Company’s Adjusted EBIT, (II) plus the Company’s expenses and amortization related to the Company’s leased property multiplied by (III) the Company’s effective tax rate (the average tax rate applicable to pre-tax profits that would be applied to the next dollar of income, as determined by the Committee), divided by (ii) an amount equal to (A) the previous five-quarter-average net fixed assets, as reported by the Company in its quarterly and annual financial statements for the five quarters ending with the last quarter of the applicable fiscal year, plus (B) the Company’s then-current net working capital, as reported by the Company in its quarterly and annual financial statements for the five quarters ending with the last quarter of the applicable fiscal year (calculated as (1) total current assets, minus (2) cash and cash equivalents, less (3) total current liabilities, minus (4) current portion of debt), plus (C) the Company’s expenses and amortization related to the Company’s leased property multiplied by 7.5, in each case determined in accordance with generally accepted accounting principles, in each case as determined by the Compensation Committee in its sole discretion, with such determination to be final and conclusive on all parties. Our obligations with respect to our leased properties represent a substantial capital commitment by the Company. By including a multiple of the Company’ s expenses and amortization related to the Company’s leased properties as an addition to the denominator of the formula used to calculate ROIC, achieving the three-year average ROIC goal is made more challenging and ensures that our NEOs are appropriately incentivized to create long-term value for the Company and the Company’s stockholders
With respect to all PSUs, vesting generally requires continued employment through the date the Compensation Committee certifies the extent to which the Adjusted EBIT and ROIC performance criteria have been met. However, if one our NEOs is terminated by the Company without Cause (as defined in the applicable NEO’s employment agreement) or, with respect to Mr. Taylor, he terminates his employment for Good Reason (as defined in his employment agreement), during the one-year period following a Change in Control (as defined in the 2017 Plan), the PSUs would become fully vested based on target performance.
Determination of Compensation
Role of the Compensation Committee in Executive Compensation
During Fiscal 2021, the Compensation Committee (and, with respect to Messrs. Taylor and Lang and Ms. Laube, the Board), made all decisions regarding the compensation levels of our executive officers.
It is the Compensation Committee’s responsibility to:
•
oversee the design of our executive compensation programs, policies and practices;

•
determine the types and amounts of most compensation for executive officers; and

•
review and approve the adoption, termination and amendment of, and to administer and, as appropriate, make recommendations to the Board regarding, our cash incentive compensation and equity incentive compensation plans.

In addition, as described in these proxy materials, the Compensation Committee has directly engaged Korn Ferry to assist in its review of compensation for our executive officers.
In Fiscal 2021, the Compensation Committee made recommendations to the Board regarding, and the Board approved, the individual compensation of Mr. Taylor, Mr. Lang, and Ms. Laube.
Role of Executive Officers in Determining Executive Compensation
As described above, during Fiscal 2021, the Compensation Committee and the Board made all decisions regarding the compensation of our executive officers, after considering recommendations by Mr. Taylor (other than with respect to his own compensation).
Our human resources department supported the Compensation Committee’s work, and in some cases acted under delegated authority to administer compensation programs.
Role of the Compensation Consultant
The Compensation Committee has retained Korn Ferry as its consultant to provide advice on executive and director compensation practices. Korn Ferry’s support generally includes analysis related to the competitiveness of our executive and director compensation programs, periodic reviews of our compensation peer group, the presentation of compensation and governance trends to the Compensation Committee, and other mandates as directed by the Compensation Committee.
In Fiscal 2021, we paid Korn Ferry approximately $193,000, which consisted of approximately $133,000 for services related to executive and director compensation and approximately $60,000 for services related to store employee compensation.
The Compensation Committee annually reviews the independence of Korn Ferry as its consultant under applicable SEC and NYSE rules on conflict of interest. Following this review, the Compensation

Committee determined that Korn Ferry’s work for us does not raise any conflicts of interest. The Compensation Committee’s evaluation included consideration of all services provided to us, the amount of fees received as a percentage of Korn Ferry’s annual revenue, its policies and procedures designed to prevent conflicts of interest, any business or personal relationships between Korn Ferry and the members of the Compensation Committee or executive officers and any ownership of our stock by the advisors providing executive and director compensation services to us.
Peer Group Construction
In making executive compensation determinations for Fiscal 2021, we relied on the significant experience of our directors in establishing compensation across many companies, as well as the input of our Chief Executive Officer (other than with respect to his own compensation), who has many years of experience in our industry. Our Compensation Committee analyzed market data for executive compensation focusing on retail companies with $1.1 billion to $3.9 billion in annual revenue. For Fiscal 2021, the Compensation Committee also reviewed compensation data from the public filings for the following companies, which our Compensation Committee identified as our peer group for Fiscal 2021. The following group of companies reflect certain changes from the group reviewed in the prior fiscal year to reflect revenue size, growth rates and other characteristics that the Compensation Committee believes provide a more appropriate comparison.
Beacon Roofing Supply, Inc. Williams-Sonoma, Inc. Ulta Beauty, Inc. Lululemon Athletica Inc. Pool Corporation Tempur Sealy International, Inc. RH Lumber Liquidators Holdings, Inc.
Site One Landscape Supply, Inc.
Deckers Outdoor Corporation
Peloton Interactive, Inc.
Five Below, Inc.
Sleep Number Corporation
Ollie’s Bargain Outlet Holdings, Inc.
At Home Group Inc.
Trex Company, Inc.

While the Compensation Committee considered this data from time to time to generally inform decisions relating to NEO compensation, it did not seek to benchmark our NEO compensation to any particular level. The Compensation Committee expects to periodically evaluate competitive market data to include the most suitable peer group as well as other market data deemed relevant. The Compensation Committee will review our NEO compensation against an appropriate peer group on a more formal basis and will also consider other relevant market data to ensure that our NEO compensation is competitive and sufficient to recruit and retain our NEOs.
The Compensation Committee expects to periodically review and update this peer group and to utilize Korn Ferry for peer group analysis in determining and developing compensation packages for our NEOs.
Say-on-Pay Consideration
At our 2021 annual meeting of stockholders, we held a stockholder advisory vote on the compensation of our NEOs in Fiscal 2020 (“2021 say-on-pay”). Our stockholders overwhelmingly approved the compensation of our NEOs, with approximately 98.8% of the votes cast in favor of our 2021 say-on-pay resolution. We believe that the outcome of our 2021 say-on-pay vote signals our stockholders’ support of our compensation programs and philosophy, specifically our efforts to retain and motivate our NEOs and to align pay with performance and the long-term interests of our stockholders.
The Compensation Committee reviewed and considered these voting results, among other factors described in this Compensation Discussion and Analysis, in evaluating our executive compensation programs and philosophy.
Tax and Accounting Considerations
As a general matter, our Board and the Compensation Committee review and consider the various tax and accounting implications of our existing and proposed compensation programs.
Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 requires us to recognize an expense for the fair value of share-based compensation awards.

Grants of equity incentive awards under the 2017 Plan are accounted for under FASB ASC Topic 718. The Board and the Compensation Committee consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our long-term incentive program. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our share-based compensation awards with our overall executive compensation philosophy and objectives.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows publicly-listed companies a tax deduction for compensation in excess of $1,000,000 paid to certain current and former executive officers (the “covered employees”). Generally, compensation in excess of $1,000,000 paid to each of the covered current and former executive officers will not be deductible by us. However, the regulations promulgated under Section 162(m) of the Code include certain transition rules and grandfathering rules for certain compensation that is not counted toward the deduction limitations of Section 162(m) of the Code. Following our 2021 Annual Meeting of stockholders, the transition rules allowing us to exempt certain compensation from the deduction limitations of Section 162(m) of the Code following our 2017 IPO are no longer applicable. However, certain compensation paid or payable to the Company’s covered employees may be eligible to be excluded from the deductibility limitation of Section 162(m) of the Code pursuant to the grandfathering rules under Section 162(m) of the Code. While the Compensation Committee considers the impact of Section 162(m) of the Code when designing and implementing our compensation programs, the Compensation Committee will continue to develop compensation programs that use a full range of criteria important to our success, recognizing that compensation paid under such programs may not be deductible under Section 162(m) of the Code. In the exercise of our business judgment, we continue to have the flexibility to award compensation that may not be tax-deductible if we determine that is appropriate.
Hedging and Pledging Policy
We have an insider trading policy, which, among other items, expressly prohibits Covered Persons (defined as our and our subsidiaries’ officers, directors and employees) as well as their immediate families and members of their households, from engaging in transactions of a speculative nature involving our common stock, including, but not limited to, buying or selling puts or calls or other derivative securities based on our common stock. In addition, such persons are prohibited from engaging in short sales of our common stock or entering into hedging or monetization transactions or similar arrangements with respect to our common stock (other than with respect to common stock granted under our employee stock purchase plan).
Stock Ownership Guidelines
To further align the long-term interests of our executives and our stockholders, in connection with our IPO, we adopted stock ownership guidelines applicable to our Chief Executive Officer, other executive officers and non-employee directors. The guidelines require our executives and non-executive directors to maintain the following beneficial ownership of shares of our common stock (measured in market value):
Group	Required ownership
Chief Executive Officer	5 times annual base salary
Executive Vice Presidents / President	3 times annual base salary
Senior Vice Presidents	2 times annual base salary
Non-employee directors	5 times annual cash retainer
Our executives and non-employee directors have until May 2022 or, if later, five years from the effective date of their respective election, appointment or promotion, as the case may be, to satisfy these stock ownership guidelines. For the purposes of these stock ownership guidelines, the annual consulting fee received by Mr. West under his consulting agreement with us will be deemed to be his annual cash retainer. For purposes of determining ownership levels, shares of common stock owned outright, unvested shares of restricted stock and shares underlying vested and certain unvested, in-the-money options to purchase common stock are included. Shares of common stock underlying an award subject to performance-vesting for which the performance criteria have not been satisfied are not included. As of the end of Fiscal 2021, all of our executive officers were in compliance with these guidelines.

Clawback Policy
In order to encourage sound financial reporting and enhance individual accountability, we maintain a clawback policy for our executive officers providing that if our financial statements are restated, we may seek to recover or cancel any cash-based incentive or performance-based equity compensation paid or payable that was awarded as a result of achieving financial performance goals that are not met under the restated financial results.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on our review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Report.
COMPENSATION COMMITTEE
Norman H. Axelrod (Chairperson)
Kamy Scarlett
Peter Starrett

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Summary Compensation Table
The following table contains information about the compensation paid to or earned by each of our NEOs during Fiscal 2019, Fiscal 2020 and Fiscal 2021.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan Compensation ($)	All other Compensation ($)(2)	Total ($)
Thomas V. Taylor – Chief Executive Officer	2021	1,000,000	—	825,049	824,938	2,000,000	493,674	5,143,661
	2020	762,925	—	10,412,500	1,237,500	1,303,143	213,447	13,929,515
	2019	950,000	—	—	—	1,164,274	308,569	2,422,843
Trevor S. Lang – Executive Vice President and Chief Financial Officer	2021	479,462	—	237,573	237,474	623,300	8,475	1,586,284
	2020	402,115	—	3,118,750	356,250	389,311	6,763	4,273,189
	2019	435,000	—	—	—	346,525	6,293	787,818
Lisa G. Laube – President(3)	2021	563,462	—	262,546	262,482	788,846	8,122	1,885,458
	2020	481,346	—	3,131,250	393,750	502,330	8,022	4,516,698
	2019	505,000	—	—	—	402,287	7,922	915,209
Brian K. Robbins – Executive Vice President, Business Development Strategy	2021	430,662	—	151,079	151,010	516,794	9,136	1,258,681
	2020	396,769	40,000	1,575,500	226,500	328,544	8,472	2,575,785
	2019	400,000	—	—	—	294,132	8,372	702,504
David V. Christopherson – Executive Vice President, Secretary and General Counsel	2021	396,154	—	151,079	151,010	475,385	6,385	1,180,013
	2020	351,923	40,000	1,075,500	226,500	291,499	6,231	1,991,653
	2019	345,000	100,000	1,000,000	—	232,548	6,131	1,683,679

(1)
Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in Fiscal 2021 computed in accordance with the FASB Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). All assumptions made in the valuations are contained and described in footnote 11 to the Company’s financial statements for Fiscal 2021 contained in our Annual Report on Form 10-K for the fiscal year ended December 30, 2021, filed with the SEC on February 24, 2022. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the NEOs.

(2)
Amounts in this column also include (i) 401(k) employer matching contributions of $5,800, $7,343, $6,206, and $5,800 for Ms. Laube and Messrs. Lang, Robbins and Christopherson, respectively; (ii) employer-paid group term life insurance premiums of $2,322, $1,132, $2,930, $585, and $2,322 for Messrs. Taylor, Lang, Robbins and Christopherson and Ms. Laube, respectively; and (iii) employer-incurred costs for Mr. Taylor’s commuting and personal trips in the amount of $491,352.

(3)
On August 3, 2021, Ms. Laube informed the Company that she intends to retire on April 30, 2022.

Grants of Plan-Based Awards Table for Fiscal 2021
The following table contains information about each grant of an award made to our NEOs under any incentive plan in Fiscal 2021:
Name	Type of Award	Grant Date or Performance Period	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Restricted Stock Awards and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)
Thomas V. Taylor	Annual Cash Incentive Bonus	3/1/2021	—	1,000,000	2,000,000	—	—	—	—
	Restricted Stock	3/1/2021	—	—	—	8,623(2)	—	—	825,049
	Stock Options	3/1/2021	—	—	—	—	19,759	95.68	824,938
Trevor S. Lang	Annual Cash Incentive Bonus	3/1/2021	—	311,650	623,300	—	—	—	—
	Restricted Stock	3/1/2021	—	—	—	2,483(2)	—	—	237,573
	Stock Options	3/1/2021	—	—	—	—	5,688	95.68	237,474
Lisa G. Laube	Annual Cash Incentive Bonus	3/1/2021	—	394,423	788,846	—	—	—	—
	Restricted Stock	3/1/2021	—	—	—	2,744(2)	—	—	262,546
	Stock Options	3/1/2021	—	—	—	—	6,287	95.68	262,482
Brian K. Robbins	Annual Cash Incentive Bonus	3/1/2021	—	258,397	516,794	—	—	—	—
	Restricted Stock	3/1/2021	—	—	—	1,579(2)	—	—	151,079
	Stock Options	3/1/2021	—	—	—	—	3,617	95.68	151,010
David V. Christopherson	Annual Cash Incentive Bonus	3/1/2021	—	237,692	475,385	—	—	—	—
	Restricted Stock	3/1/2021	—	—	—	1,579(2)	—	—	151,079
	Stock Options	3/1/2021	—	—	—	—	3,617	95.68	151,010

(1)
Constitutes threshold, target and maximum award opportunities for our NEOs under the 2021 Bonus Program. See “— Fiscal 2021 Compensation — Elements of Our Executive Compensation Program — Annual Cash Incentive Bonuses” for information regarding the criteria applied in determining amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for Fiscal 2021.

(2)
Constitutes time-vested restricted stock awards granted to our NEOs. See “— Fiscal 2021 Compensation — Elements of Our Executive Compensation Program — Fiscal 2021 Equity Awards”.

(3)
Pursuant to the SEC rules, stock options and restricted stock awards are valued in accordance with FASB ASC Topic 718. All assumptions made in the valuations are contained and described in footnote 11 to the Company’s financial statements for the year ended December 30, 2021. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the NEOs.

Outstanding Equity Awards at Fiscal Year-End 2021
The following table contains information about outstanding equity awards as of the last day of Fiscal 2021 for each of our NEOs:
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not yet vested	Market value of shares or units of stock that have not yet vested	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
Thomas V. Taylor(1)	9/30/2016	168,397		$9.99	9/30/2026	—	—	—	—
	4/26/2017	134,770	89,848	$21.00	4/26/2027	—	—	—	—
	11/2/2018	101,475	33,826	$31.98	11/2/2028	—	—	—	—
	2/24/2020	14,125	42,375	$57.70	2/24/2030	—	—	—	—
	2/24/2020	—	—	—	—	5,363	$697,083	—	—
	2/24/2020	—	—	—	—	43,328	$5,631,773	143,117	$18,602,348
	3/1/2021	—	19,759	$95.68	3/1/2031	—	—	—	—
	3/1/2021	—	—	—	—	8,623	$1,120,818	—	—
Trevor S. Lang(2)	9/30/2016	18,960	—	$9.99	9/30/2026	—	—	—	—
	4/26/2017	18,509	25,607	$21.00	4/26/2027	—	—	—	—
	11/2/2018	29,213	9,738	$31.98	11/2/2028	—	—	—	—
	2/24/2020	4,066	12,199	$57.70	2/24/2030	—	—	—	—
	2/24/2020	—	—	—	—	1,545	$200,819	—	—
	2/24/2020	—	—	—	—	12,999	$1,689,610	42,936	$5,580,821
	3/1/2021	—	5,688	$95.68	3/1/2031	—	—	—	—
	3/1/2021	—	—	—	—	2,483	$322,740	—	—
Lisa G. Laube(3)	9/30/2016	25,971	—	$9.99	9/30/2026	—	—	—	—
	4/26/2017	42,452	28,302	$21.00	4/26/2027	—	—	—	—
	11/2/2018	32,288	10,763	$31.98	11/2/2028	—	—	—	—
	2/24/2020	4,494	13,484	$57.70	2/24/2030	—	—	—	—
	2/24/2020	—	—	—	—	1,707	$221,876	—	—
	2/24/2020	—	—	—	—	12,999	$1,689,610	42,936	$5,580,821
	3/1/2021	—	6,287	$95.68	3/1/2031	—	—	—	—
	3/1/2021	—	—	—	—	2,744	$356,665	—	—
Brian K. Robbins(4)	4/26/2017	—	8,141	$21.00	4/26/2027	—	—	—	—
	11/2/2018	—	6,192	$31.98	11/2/2028	—	—	—	—
	2/24/2020	—	7,757	$57.70	2/24/2030	—	—	—	—
	2/24/2020	—	—	—	—	982	$127,640	—	—
	2/24/2020	—	—	—	—	6,500	$844,870	21,469	$2,790,541
	3/1/2021	—	3,617	$95.68	3/1/2031	—	—	—	—
	3/1/2021	—	—	—	—	1,579	$205,238	—	—
David V. Christopherson(5)	4/26/2017	—	5,931	$21.00	4/26/2027	—	—	—	—
	3/2/2018	—	6,462	$44.21	3/2/2028	—	—	—	—
	11/2/2018	—	6,192	$31.98	11/2/2028	—	—	—	—
	5/16/2019	—	—	—	—	24,207	$3,146,426	—	—
	2/24/2020	—	7,757	$57.70	2/24/2030	—	—	—	—
	2/24/2020	—	—	—	—	982	$127,640	—	—
	2/24/2020	—	—	—	—	4,333	$563,203	14,313	$1,860,404
	3/1/2021	—	3,617	$95.68	3/1/2031	—	—	—	—
	3/1/2021	—	—	—	—	1,579	$205,238	—	—

(1)
Stock options granted to Mr. Taylor on September 30, 2016 vested in equal annual installments of approximately 53,679 on each of September 30, 2017, 2018, 2019, 2020, and 2021, stock options granted on April 26, 2017 vested or vest over a 5-year period at a rate of 0%/0%/20%/40%/40% on April 26,

2018, 2019, 2020, 2021, and 2022, stock options granted on November 2, 2018 vested or vest in equal annual installments of approximately 33,825 on each of November 2, 2019, 2020, 2021, and 2022, stock options granted on February 24, 2020 vested or vest in equal annual installments of approximately 14,125 on each of February 24, 2021, 2022, 2023, and 2024, and stock options granted on March 1, 2021 vested or vest in equal annual installments of approximately 4,940 on each of March 1, 2022, 2023, 2024, and 2025, in each case subject to his continued employment with us. The restrictions on the time-vested restricted stock granted to Mr. Taylor on February 24, 2020 vested or vest in equal annual installments of approximately 1,787 on each of February 24, 2021, 2022, 2023, and 2024, and restricted stock granted on March 1, 2021 vested or vest in equal annual installments of approximately 2,156 on each March 1, 2022, 2023, 2024, and 2025, in each case subject to his continued employment with us. The restrictions on the PRSs granted to Mr. Taylor on February 24, 2020 lapse based on: (i) with respect to 86,656 shares subject to the PRSs, achievement of EBIT-based specified earnings and EBIT-based return-related targets as of the last day of the performance period ending on December 29, 2022 and continued employment with us through the date that the performance targets are measured; (ii) with respect to 56,461 shares subject to the PRSs, achievement of specified relative total shareholder return against a specified peer group as of the last day of the performance period ending on December 29, 2022 and continued employment with us through the date that the performance targets are measured; and (iii) with respect to 43,328 shares subject to the PRSs, continued service through the last day of the performance period.
(2)
Stock options granted to Mr. Lang on September 30, 2016 vested in equal annual installments of approximately 16,992 on each of September 30, 2017, 2018, 2019, 2020, and 2021, stock options granted on April 26, 2017 vested or vest over a 5-year period at a rate of 0%/10%/20%/30%/40% on April 26, 2018, 2019, 2020, 2021, and 2022, stock options granted on November 2, 2018 vested or vest in equal annual installments of 9,738 approximately on each of November 2, 2019, 2020, 2021, and 2022, stock options granted on February 24, 2020 vested or vest in equal annual installments of approximately 4,066 on each of February 24, 2021, 2022, 2023, and 2024, and stock options granted on March 1, 2021 vested or vest in equal annual installments of approximately 1,422 on each of March 1, 2022, 2023, 2024, and 2025, in each case subject to his continued employment with us. The restrictions on the time-vested restricted stock granted to Mr. Lang on February 24, 2020 vested or vest in equal annual installments of approximately 514 on each of February 24, 2021, 2022, 2023, and 2024, and restricted stock granted on March 1, 2021 vested or vest in equal annual installments of approximately 621 on each March 1, 2022, 2023, 2024 and 2025, in each case subject to his continued employment with us. The restrictions on the PRSs granted to Mr. Lang on February 24, 2020 lapse based on (i) with respect to 25,997 shares subject to the PRSs, achievement of EBIT-based specified earnings and EBIT-based return-related targets as of the last day of the performance period ending on December 29, 2022 and continued employment with us through February 24, 2024; (ii) with respect to 16,939 shares subject to the PRSs, achievement of specified relative total shareholder return against a specified peer group as of the last day of the performance period ending on December 29, 2022 and continued employment with us through February 24, 2024; and (iii) with respect to 12,999 shares subject to the PRSs, continued service through February 24, 2024.

(3)
Stock options granted to Ms. Laube on September 30, 2016 vested in equal annual installments of approximately 18,794 on each of September 30, 2017, 2018, 2019, 2020, and 2021, stock options granted on April 26, 2017 vested or vest over a 5-year period at a rate of 0%/10%/20%/30%/40% on April 26, 2018, 2019, 2020, 2021, and 2022, stock options granted on November 2, 2018 vested or vest in equal annual installments of approximately 10,763 on each of November 2, 2019, 2020, 2021, and 2022, stock options granted on February 24, 2020 vested or vest in equal annual installments of approximately 4,495 on each of February 24, 2022, 2023, and 2024, and stock options granted on March 1, 2021 vested or vest in equal annual installments of approximately 1,572 on each of March 1, 2022, 2023, 2024, and 2025, in each case subject to her continued employment with us. The restrictions on the time-vested restricted stock granted to Ms. Laube on February 24, 2020 vested or vest in equal annual installments of approximately 568 on each of February 24, 2021, 2022, 2023, and 2024, and restricted stock granted on March 1, 2021 vested or vest in equal annual installments of approximately 686 on each March 1, 2022, 2023, 2024 and 2025, in each case subject to her continued employment with us. The restrictions on the PRSs granted to Ms. Laube on February 24, 2020 lapse based on (i) with respect to 25,997 shares subject to the PRSs, achievement of EBIT-based specified earnings and EBIT-based return-related targets as of the last day of the performance period ending on December 29, 2022 and continued

employment with us through February 24, 2024; (ii) with respect to 16,939 shares subject to the PRSs, achievement of specified relative total shareholder return against a specified peer group as of the last day of the performance period ending on December 29, 2022 and continued employment with us through February 24, 2024; and (iii) with respect to 12,999 shares subject to the PRSs, continued service through February 24, 2024.
(4)
Stock options granted to Mr. Robbins on April 26, 2017 vested or vest in equal annual installments of approximately 8,140 on each of April 26, 2018, 2019, 2020, 2021, and 2022, stock options granted on November 2, 2018 vested or vest in equal annual installments of 6,191 on each of November 2, 2019, 2020, 2021, and 2022, stock options granted on February 24, 2020 vested or vest in equal annual installments of approximately 2,586 on each of February 24, 2021, 2022, 2023, and 2024, and stock options granted on March 1, 2021 vested or vest in equal annual installments of approximately 904 on each of March 1, 2022, 2023, 2024, and 2025,in each case subject to his continued employment with us. The restrictions on the time-vested restricted stock granted to Mr. Robbins on February 24, 2020 vested or vest in equal annual installments of approximately 327 on each of February 24, 2021, 2022, 2023, and 2024, and restricted stock granted on March 1, 2021 vested or vest in equal annual installments of approximately 395 on each March 1, 2022, 2023, 2024 and 2025, in each case subject to his continued employment with us. The restrictions on the PRSs granted to Mr. Robbins on February 24, 2020 lapse based on (i) with respect to 12,999 shares subject to the PRSs, achievement of EBIT-based specified earnings and EBIT-based return-related targets as of the last day of the performance period ending on December 29, 2022 and continued employment with us through February 24, 2024; (ii) with respect to 8,470 shares subject to the PRSs, achievement of specified relative total shareholder return against a specified peer group as of the last day of the performance period ending on December 29, 2022 and continued employment with us through February 24, 2024; and (iii) with respect to 6,500 shares subject to the PRSs, continued service through February 24, 2024.

(5)
Stock options granted to Mr. Christopherson on April 26, 2017 vested or vest in equal annual installments of approximately 5,930 on each of April 26, 2018, 2019, 2020, 2021, and 2022, stock options granted on March 2, 2018 vested or vest in equal annual installments of 3,231 on each of March 2, 2019, 2020, 2021, 2022, and 2023, stock options granted on November 2, 2018 vested or vest in equal annual installments of 6,191 on each of November 2, 2019, 2020, 2021, and 2022, stock options granted on February 24, 2020 vested or vest in equal annual installments of approximately 2,586 on each of February 24, 2021, 2022, 2023, and 2024, and stock options granted on March 1, 2021 vested or vest in equal annual installments of approximately 904 on each of March 1, 2022, 2023, 2024, and 2025, in each case subject to his continued employment with us. Restricted stock granted to Mr. Christopherson on May 16, 2019 vests in two installments — 25% on the third anniversary of the grant date and 75% on the fourth anniversary of the grant date, in each instance generally subject to Mr. Christopherson’s continued employment as of the applicable vesting date. The restrictions on the time-vested restricted stock granted to Mr. Christopherson on February 24, 2020 vested or vest in equal annual installments of approximately 327 on each of February 24, 2021, 2022, 2023, and 2024, and restricted stock granted on March 1, 2021 vested or vest in equal annual installments of approximately 395 on each March 1, 2022, 2023, 2024 and 2025, in each case subject to his continued employment with us. The restrictions on the PRSs granted to Mr. Christopherson on February 24, 2020 lapse based on (i) with respect to 8,666 shares subject to the PRSs, achievement of EBIT-based specified earnings and EBIT-based return-related targets as of the last day of the performance period ending on December 29, 2022 and continued employment with us through February 24, 2024; (ii) with respect to 5,647 shares subject to the PRSs, achievement of specified relative total shareholder return against a specified peer group as of the last day of the performance period ending on December 29, 2022 and continued employment with us through February 24, 2024; and (iii) with respect to 4,333 shares subject to the PRSs, continued service through February 24, 2024.

Option Exercises During Fiscal 2021
The following table provides information regarding option exercises by the NEOs during Fiscal 2021:
	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Thomas V. Taylor	400,000	41,808,082
Trevor S. Lang	29,500	2,963,889
Lisa G. Laube	125,126	12,992,747
Brian K. Robbins	27,729	2,708,518
David V. Christopherson	25,789	2,371,869

(1)
The value realized is computed as the difference between the fair market value of the underlying shares on the date of exercise and the exercise price times the number of options exercised.

Potential Payments upon Termination or Change in Control
In this section, we describe payments that may be made to our NEOs upon several events of termination, assuming the termination event occurred on the last day of Fiscal 2021 (except as otherwise noted).
Thomas V. Taylor
Under Mr. Taylor’s A&R Agreement, if we terminate Mr. Taylor’s employment without Cause or do not renew it or if Mr. Taylor resigns for Good Reason, he is entitled to receive (i) any accrued and unpaid base salary and benefits and payments pursuant to the terms of any benefit plan (collectively, the “Accrued Benefits”), and (ii) subject to Mr. Taylor executing a valid release of claims, severance pay equal to (w) two times Mr. Taylor’s annual base salary, payable over 24 months; (x) any unpaid annual incentive bonus with respect to the most recently completed fiscal year if the bonus is unpaid on the date of termination; (y) a pro-rated portion of the average annual incentive bonus that Mr. Taylor earned over the two completed fiscal years prior to his date of termination; and (z) an amount equal to our portion of Mr. Taylor’s health care premiums for 24 months following his date of termination. In addition, with respect to the options granted to Mr. Taylor on April 26, 2017 in connection with our IPO (the “IPO Options”), upon a termination by the Company without Cause, in determining which options are vested on the date of termination, the IPO Options will be treated as vesting at a rate of 20% on each anniversary of the grant date, and with respect to any vested stock options held by Mr. Taylor at the time of his termination of employment without Cause or for Good Reason, such stock options will remain exercisable for a period of 90 days following the date of such termination.
We generally may terminate Mr. Taylor’s employment for “Cause” immediately upon written notice of any of the following reasons: (i) his commission of, or being indicted for a felony, or his commission of a misdemeanor where imprisonment may be imposed (other than a traffic-related offense); (ii) any act of material misconduct or gross negligence in the performance of his duties or any act of moral turpitude; (iii) any act of theft, fraud or material dishonesty; (iv) his willful failure to perform any reasonable duties assigned by the Board, or his refusal to follow the directives of the Board that is not cured within 30 days; (v) any material breach of an agreement with us that is not cured within ten days; or (vi) his unlawful appropriation of a material corporate opportunity.
Mr. Taylor generally may terminate his employment for “Good Reason” in connection with any of the following without his consent: (i) a material diminution of his authority, duties or responsibilities; (ii) a material diminution of his base salary; (iii) a relocation of his office to a location that is more than 50 miles from the Atlanta, Georgia metropolitan area; or (iv) any material breach of Mr. Taylor’s A&R Agreement by us that is not cured within 60 days.
In the event of Mr. Taylor’s death or disability, Mr. Taylor or his personal representatives or heirs will receive (i) his Accrued Benefits, (ii) his base salary for 12 months, (iii) any unpaid annual incentive bonus with respect to the most recently completed fiscal year if the bonus is unpaid on the date of termination, and (iv) a pro-rated portion of the annual incentive bonus that Mr. Taylor would have earned if he had remained employed, payable at the time bonuses are paid to employees generally. Additionally, Mr. Taylor’s vested options will be exercisable for 12 months after his termination due to death or disability.
In the event that Mr. Taylor’s employment is terminated by us without Cause or by Mr. Taylor for Good Reason within one year following a Change in Control (as defined in his A&R Agreement), Mr. Taylor will be entitled to receive (i) the Accrued Benefits, and (ii) subject to Mr. Taylor executing a valid release of claims, severance pay equal to (v) two times Mr. Taylor’s annual base salary; (w) any unpaid annual incentive bonus with respect to the most recently completed fiscal year if the bonus is unpaid on the date of termination; (x) a pro-rated portion of the average annual incentive bonus that Mr. Taylor earned over the two completed fiscal years prior to his date of termination; (y) an amount equal to our portion of Mr. Taylor’s health care premiums for 24 months following his date of termination and (z) an amount equal to two times Mr. Taylor’s target annual incentive bonus. In addition, with respect to the IPO Options, (a) upon a Change in Control (as defined in the 2017 Plan), the IPO Options will vest at a rate of 20% on each anniversary of the date of grant and (b) in the event that Mr. Taylor’s employment is terminated by us without Cause prior to, or within one year following, a Change in Control, the then-unvested IPO Options will vest in full.
Trevor S. Lang
Under Mr. Lang’s A&R Agreement, if we terminate Mr. Lang’s employment without Cause or do not renew it or if Mr. Lang resigns for Good Reason, he is entitled to receive (i) any Accrued Benefits, and (ii) subject to Mr. Lang executing a valid release of claims, severance pay equal to Mr. Lang’s annual base salary, payable over 12 months. In addition, any vested stock options held by Mr. Lang at the time of his termination of employment without Cause or for Good Reason will remain exercisable for a period of 90 days following the date of such termination.
We may terminate Mr. Lang’s employment for “Cause” immediately upon written notice of any of the following reasons: (i) his (x) commission of, or being indicted for, a felony, or (y) commission of a misdemeanor where imprisonment may be imposed (other than a traffic-related offense); (ii) any act of material misconduct or gross negligence in the performance of his duties or any act of moral turpitude; (iii) any act of theft, fraud or material dishonesty; (iv) his willful failure to perform any reasonable duties assigned by the Chief Executive Officer, or his refusal to follow the directives of the Chief Executive Officer that is not cured within 30 days; (v) any material breach of an agreement with us that is not cured within ten days; or (vi) his unlawful appropriation of a material corporate opportunity.
Mr. Lang generally may terminate his employment for “Good Reason” in connection with any of the following without his consent: (i) a material diminution of his authority, duties or responsibilities; (ii) a material diminution of his base salary; (iii) a relocation of his office to a location that is more than 50 miles from the Atlanta, Georgia metropolitan area; or (iv) any material breach of Mr. Lang’s A&R Agreement by us, in each case that is not cured within 60 days.
With respect to Mr. Lang’s IPO Options, (a) upon a Change in Control (as defined in the 2017 Plan), the IPO Options will vest at a rate of 20% on each anniversary of the date of grant and (b) in the event that Mr. Lang’s employment is terminated by us without Cause prior to a Change in Control, in determining which options are vested on the date of termination, the IPO Options will be treated as vesting at a rate of 20% on each anniversary of the grant date.
Lisa G. Laube
Under Ms. Laube’s A&R Agreement, if we terminate Ms. Laube’s employment without Cause or do not renew it or if Ms. Laube resigns for Good Reason, she is entitled to receive (i) any Accrued Benefits, and (ii) subject to Ms. Laube executing a valid release of claims, severance pay equal to Ms. Laube’s annual base salary, payable over 12 months. In addition, any vested stock options held by Ms. Laube at the time of her termination of employment without Cause or for Good Reason will remain exercisable for a period of 90 days following the date of such termination.
We generally may terminate Ms. Laube’s employment for “Cause” immediately upon written notice of any of the following reasons: (i) her (x) commission of, or being indicted for a felony, or (y) commission of a misdemeanor where imprisonment may be imposed (other than a traffic-related offense); (ii) any act of material misconduct or gross negligence in the performance of her duties or any act of moral turpitude; (iii) any act of theft, fraud or material dishonesty; (iv) her willful failure to perform any reasonable duties assigned by the Chief Executive Officer, or her refusal to follow the directives of the Chief Executive Officer that is not cured within 30 days; (v) any material breach of an agreement with us that is not cured within ten days; or (vi) her unlawful appropriation of a material corporate opportunity.
Ms. Laube generally may terminate her employment for “Good Reason” in connection with any of the following without her consent: (i) a material diminution of her authority, duties or responsibilities; (ii) a material diminution of her base salary; (iii) a relocation of her office to a location that is more than 50 miles from the Atlanta, Georgia metropolitan area; or (iv) any material breach of Ms. Laube’s A&R Agreement by us, in each case that is not cured within 60 days.
With respect to Ms. Laube’s IPO Options, (a) upon a Change in Control (as defined in the 2017 Plan), the IPO Options will vest at a rate of 20% on each anniversary of the date of grant and (b) in the event that Ms. Laube’s employment is terminated by us without Cause prior to a Change in Control, in determining which options are vested on the date of termination, the IPO Options will be treated as vesting at a rate of 20% on each anniversary of the grant date.
Brian K. Robbins
Under Mr. Robbins’ A&R Agreement, if we terminate Mr. Robbins’s employment without Cause or do not renew it or if Mr. Robbins resigns for Good Reason, he is entitled to receive (i) any Accrued Benefits, and (ii) subject to Mr. Robbins executing a valid release of claims, severance pay equal to Mr. Robbins’s annual base salary, payable over 12 months. In addition, any vested stock options held by Mr. Robbins at the time of his termination of employment without Cause or for Good Reason remain exercisable for a period of 90 days following the date of such termination.
We may terminate Mr. Robbins’s employment for “Cause” immediately upon written notice of any of the following reasons: (i) his (x) commission of, or being indicted for a felony, or (y) commission of a misdemeanor where imprisonment may be imposed (other than a traffic-related offense); (ii) any act of material misconduct or gross negligence in the performance of his duties or any act of moral turpitude; (iii) any act of theft, fraud or material dishonesty; (iv) his willful failure to perform any reasonable duties assigned by the Chief Executive Officer, or his refusal to follow the directives of the Chief Executive Officer that is not cured within 30 days; (v) any material breach of an agreement with us that is not cured within ten days; or (vi) his unlawful appropriation of a material corporate opportunity.
Mr. Robbins generally may terminate his employment for “Good Reason” in connection with any of the following without his consent: (i) a material diminution of his authority, duties or responsibilities; (ii) a material diminution of her base salary; (iii) a relocation of his office to a location that is more than 50 miles from the Atlanta, Georgia metropolitan area; or (iv) any material breach of Mr. Robbins’s A&R Agreement by us, in each case that is not cured within 60 days.
David V. Christopherson
Under Mr. Christopherson’s A&R Agreement, if we terminate Mr. Christopherson’s employment without Cause or do not renew it or if Mr. Christopherson resigns for Good Reason, he is entitled to receive (i) any Accrued Benefits, and (ii) subject to Mr. Christopherson executing a valid release of claims, severance pay equal to Mr. Christopherson’s annual base salary, payable over 12 months. In addition, any vested stock options held by Mr. Christopherson at the time of his termination of employment without Cause or for Good Reason remain exercisable for a period of 90 days following the date of such termination.
We may terminate Mr. Christopherson’s employment for “Cause” immediately upon written notice of any of the following reasons: (i) his (x) commission of, or being indicted for a felony, or (y) commission of a misdemeanor where imprisonment may be imposed (other than a traffic-related offense); (ii) any act of material misconduct or gross negligence in the performance of his duties or any act of moral turpitude; (iii) any act of theft, fraud or material dishonesty; (iv) his willful failure to perform any reasonable duties assigned by the Chief Financial Officer or Chief Executive Officer, or his refusal to follow the directives of the

Chief Executive Officer that is not cured within 30 days; (v) any material breach of an agreement with us that is not cured within ten days; or (vi) his unlawful appropriation of a material corporate opportunity.
Mr. Christopherson generally may terminate his employment for “Good Reason” in connection with any of the following without his consent: (i) a material diminution of his authority, duties or responsibilities; (ii) a material diminution of his base salary; (iii) a relocation of his office to a location that is more than 50 miles from the Atlanta, Georgia metropolitan area; or (iv) any material breach of Mr. Christopherson’s A&R Agreement by us, in each case that is not cured within 60 days.
The following table sets forth information on the potential payments to our NEOs upon certain termination or upon a change in control assuming such termination or change in control occurred on December 30, 2021.
Name	Cash Payments ($)	Continuation of Welfare Plans ($)	Equity Vesting ($)(6)
Thomas V. Taylor
Termination Without Cause	3,233,709(1)	22,156(2)	4,896,947
Company Non-Renewal/Resignation for Good Reason	3,233,709(1)	22,156(2)	—
Death/Disability	2,000,000(3)	—	—
Termination Without Cause Within One Year Following a Change in Control	5,233,709(4)	22,156(2)	9,794,330
Resignation for Good Reason Within One Year Following a Change in Control	5,233,709(4)	22,156(2)	—
Change in Control	—	—	4,896,947
Trevor S. Lang
Termination Without Cause	483,000(5)	—	1,395,219
Company Non-Renewal/Resignation for Good Reason	483,000(5)	—	—
Change in Control	—	—	1,395,219
Lisa G. Laube
Termination Without Cause	565,000(5)	—	1,542,273
Company Non-Renewal/Resignation for Good Reason	565,000(5)	—	—
Change in Control	—	—	1,542,273
Brian K. Robbins
Termination Without Cause/Company Non-Renewal/Resignation for Good Reason	432,600(5)	—	—
David V. Christopherson
Termination Without Cause/Company Non-Renewal/Resignation for Good Reason	400,000(5)	—	—

(1)
Represents an amount equal to (i) two times his base salary in effect at the end of Fiscal 2021, plus (ii) the average annual incentive bonus earned over the two completed fiscal years prior to the date of his termination.

(2)
Represents our payment for the employer portion of the cost of continuation health coverage for his family for 24 months following his termination.

(3)
Represents an amount equal to (i) his base salary in effect at the end of Fiscal 2021, plus (ii) the annual incentive bonus earned with respect to the year of his termination.

(4)
Represents an amount equal to (i) two times his base salary in effect at the end of Fiscal 2021, (ii) the average annual incentive bonus earned over the two completed fiscal years prior to the date of his termination, plus (iii) an amount equal to two times his target bonus (at the target bonus rate for the fiscal year of his termination).

(5)
Represents an amount equal to his or her base salary in effect at the end of Fiscal 2021.

(6)
Represents the value of accelerated vesting of options granted to Ms. Laube and Messrs. Taylor and Lang on April 26, 2017 in connection with our IPO, using our closing stock price of $92.85 on December 31, 2020.

CEO Pay Ratio Disclosure
As required by Item 402(u) of Regulation S-K, which was mandated by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Tom Taylor, our Chief Executive Officer (our “CEO”), based on data as of December 30, 2021 (the “Determination Date”).
Our employee population consists of a significant number of part-time employees, many of whom are also compensated on an hourly basis. Approximately 92% of our employees are compensated on an hourly basis, and part-time employees represent approximately 24% of our total workforce. Our median employee in Fiscal 2021 was determined to be a full-time hourly employee.
For Fiscal 2021:
•
The median of the annual total compensation of all employees of our company (other than our CEO) was determined to be $23,768, and

•
the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $5,143,661.

Based on this information, for Fiscal 2021, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 216 to 1.
This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
•
We determined that, as of the Determination Date, our employee population consisted of approximately 10,566 individuals with 99.9% of these employees located in the United States and .1% located outside of the United States. This population consisted of our full-time, part-time, and temporary employees.

•
We used a consistently applied compensation measure to identify our median employee by comparing the amount of salary, wages, overtime pay, bonuses and tips of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2020. We did not annualize the compensation for any employee in identifying our median employee.

•
We identified our median employee by consistently applying this compensation measure to all of our employees included in the analysis.

After we identified our median employee, we calculated such employee’s annual total compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $23,768.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this proxy statement.

Compensation of our Directors for Fiscal 2021
Director Compensation(1)(2)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Totals ($)
Norman Axelrod (Chairman)	$190,000	$100,081	$—	$290,081
Peter Starrett	$92,500	$100,081	$—	$192,581
Vincent West(3)	$—	$—	$100,000	$100,000
Charles Young	$82,500	$100,081	$—	$182,581
Kamy Scarlett	$85,000	$100,081	$—	$185,081
Felicia D. Thornton	$6,250	$190,020	$—	$196,270
Richard L. Sullivan	$85,000	$100,081	$—	$185,081
Ryan Marshall	$—	$185,045	$—	$185,045
Dwight James	$—	$45,755	$—	$45,755
William Giles	$—	$150,009	$—	$150,009

(1)
For information regarding the compensation of Mr. Taylor, see “Compensation of our Named Executive Officers — Summary Compensation Table for Fiscal 2021.”

(2)
As of December 30, 2021, no directors held exercisable options.

(3)
George Vincent West is party to a consulting agreement with us, pursuant to which he receives annual consulting fees of $100,000. Either party may terminate the consulting agreement at any time upon 30 days written notice. Mr. West is subject to certain non-compete and non-solicitation restrictions while a consultant and for two years after the termination of his consultancy. In addition, Mr. West is subject to confidentiality and non-disparagement restrictions.

The table below discloses the aggregate number of outstanding option and stock awards held by each Non-Employee Director as of December 30, 2021.
Name	Restricted Stock Awards Outstanding
Axelrod, Norman	1,046
Giles, William	1,349
Dwight, James	339
Marshall, Ryan	1,934
Scarlett, Kamy	1,046
Starrett, Peter	1,046
Sullivan, Richard	1,046
Thornton, Felicia	1,986
Young, Charles	1,046
For Fiscal 2021, Messrs. Taylor and West did not receive compensation for their services as directors. All other Directors (collectively, “Non-Employee Directors”) each earned director fees in Fiscal 2021 as provided in the above table and as described below:
For Fiscal 2021, our Non-Employee Directors were paid the following fees:
•
an annual cash retainer of $75,000;

•
an additional annual cash retainer of $100,000 to the non-executive chair of our Board;

•
an additional annual cash retainer of $25,000 to the chair of our Audit Committee;

•
an additional annual cash retainer of $15,000 to the chair of our Compensation Committee;

•
an additional annual cash retainer of $15,000 to the chair of our Nominating and Governance Committee;

•
an additional annual cash retainer of $10,000 to a non-chair member of our Audit Committee;

•
an additional annual cash retainer of $10,000 to a non-chair member of our Compensation Committee; and

•
an additional annual cash retainer of $7,500 to the non-chair of our Nominating and Governance Committee.

In addition, in Fiscal 2021, our Board approved a grant of 1,046 restricted shares to each of our Non-Employee Directors, which will vest in full on the first anniversary of grant date, subject to the applicable Non-Employee Director’s continued service through the vesting date.
Directors who are not Non-Employee Directors will not receive any compensation for their services as directors.
We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with their attendance in-person at board and committee meetings.
We maintain a Director Deferred Compensation Program. Under the Director Deferred Compensation Program, Non-Employee Directors may elect in advance to defer all or part of their annual cash and equity retainer fees received in connection with their service on the board. Elections to defer annual retainer fees must be made prior to the end of the calendar year immediately preceding the calendar year in which such annual retainer fees would otherwise be paid.
Beginning with cash fees received in Fiscal 2021, a Non-Employee Director may elect, prior to the end of the calendar year immediately preceding the calendar year in which such cash fees would otherwise be paid, to receive all or any portion of the cash retainer and meeting fees in the form of restricted shares (or, commencing with cash fees received in Fiscal 2022, restricted share units), which will vest in full upon the first anniversary of the grant date, subject to the applicable Non-Employee Director’s continued service through the vesting date.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 3)
In accordance with Section 14A of the Exchange Act, which was added by The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and the related SEC rules promulgated thereunder, we are providing our stockholders the opportunity to cast a non-binding advisory vote to approve the compensation of the named executive officers for the fiscal year ended December 30, 2021. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. The Board recommended, and the stockholders approved at our 2018 annual meeting of stockholders, that such advisory vote would be conducted once every year.
As described in the “Compensation Discussion and Analysis” section of these proxy materials, the primary objectives of our executive compensation program are to (i) attract and retain an exceptional executive team needed to outperform our peers and execute our strategy;, (ii) drive our short- and long-term growth objectives, (iii) align the interests of our executive team with that of our shareholders and (iv) promote a performance orientation within the organization. The foregoing objectives are applicable to the compensation of our named executive officers. We urge our stockholders to review the Compensation Discussion and Analysis above and the compensation tables and narrative discussion included in that section for more information.
We believe that our executive compensation program achieves these objectives by balancing multiple compensation elements, while keeping an appropriate portion of compensation “at risk,” which has enabled us to successfully motivate and reward the named executive officers. We believe such program is appropriate in light of our overall compensation philosophy and objectives and has played an essential role in our continued growth and financial success by aligning the long-term interests of the named executive officers with the long-term interests of our stockholders.
For these reasons, the Board recommends a vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers for the fiscal year ended December 30, 2021, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
As an advisory vote, this proposal is not binding upon us. Notwithstanding the advisory nature of this vote, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board at any time throughout the year. Please refer to “Other Board Information — Stockholder and Interested Party Communications” above for information about communicating with the Board.
The affirmative vote of the holders of a majority of the votes cast by our stockholders in person or represented by proxy and entitled to vote is required to approve this Proposal 3.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED DECEMBER 30, 2021, AS DISCLOSED IN THESE PROXY MATERIALS.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information, as of the end of Fiscal 2021, with respect to the FDO Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”), the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan (the “2017 Plan”), and the Floor & Decor Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”), under which securities are authorized for issuance.
Plan Category(1)	Number of securities to be issued upon exercise of outstanding options(2)	Weighted-average exercise price of outstanding options(3)	Number of securities remaining available for future issuance under the equity compensation plans(4)
Equity compensation plans approved by security holders	2,503,654	$26.81	3,219,117
Equity compensation plans not approved by security holders	—	—	—

(1)
The 2011 Plan, the 2017 Plan and the ESPP are the only equity compensation plans that we have adopted, each of which has been approved by our stockholders. No future securities will be issued under the 2011 Plan.

(2)
The amount in this column excludes purchase rights under the ESPP.

(3)
Represents the weighted-average exercise price of outstanding stock options and does not include restricted shares held by certain employees and non-employee directors.

(4)
Includes 1,926,142 shares that were available for future issuance under the 2017 Plan and 1,292,975 shares that were available for issuance under the ESPP. Does not include the 2,503,654 shares issuable upon exercise of outstanding options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of March 17, 2022, by:
•
each of our directors and NEOs;

•
all of our directors, executive officers and certain other officers as a group; and

•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Class A common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of March 17, 2022. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options, but are not outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Floor and Decor Holdings, Inc., 2500 Windy Ridge Parkway, SE, Atlanta, GA 30339.
Name of Beneficial Owner	Total Shares Beneficially Owned(1)	Total Percentage Beneficially Owned(1)
Named Executive Officers and Directors:
Thomas V. Taylor	821,225(2)	*
Trevor S. Lang	269,836(3)	*
Lisa G. Laube	265,991(4)	*
Brian K. Robbins	42,136(5)	*
David V. Christopherson	57,810(6)	*
Steven A. Denny	9,162(7)	*
Ersan Sayman	124,121(8)	*
Norman H. Axelrod	528,087(9)	*
George Vincent West	586,568(10)	*
Peter M. Starrett	130,174(11)	*
Richard L. Sullivan	7,908(12)	*
Felicia D. Thornton	12,248(13)	*
Kamy Scarlett	1,046(14)	*
Ryan R. Marshall	2,434(15)	*
Charles D. Young	1,046(16)	*
William T. Giles(17)	3,349(18)	*
Dwight L. James(19)	339(20)	*
All directors and executive officers as a group (17 persons)		2.7%
5% Stockholders:
Capital World Investors(21)	11,535,279(22)	10.9%
The Vanguard Group, Inc.(23)	9,085,881(24)	8.6%
FMR LLC(25)	6,944,635(26)	6.6%
BlackRock, Inc.(27)	6,524,980(28)	6.2%
Sands Capital Management, LLC(29)	4,133,258(30)	3.9%

*
Represents ownership of less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities.

(2)
Consists of (i) 48,907 shares of Class A common stock directly held by The Taylor Grantor Retained Annuity Trust, of which Mr. Taylor is the trustee, (ii) 1,930 shares of Class A common stock transferred by Mr. Taylor to his children, over which Mr. Taylor has sole voting power, (iii) 46,221 shares of Class A common stock directly held by Mr. Taylor, (iv) 527,680 shares of Class A common stock that are currently exercisable or that will become exercisable within 60 days of March 17, 2022, (v) 3,575 shares of restricted stock that vest ratably through February 24, 2024, (vi) 186,445 shares of restricted stock that vest upon achievement of certain performance criteria, and (vi) 6,467 shares of restricted stock that vest ratably through March 1, 2025.

(3)
Consists of (i) 113,842 shares of Class A common stock directly held by Mr. Lang, (ii) 1,284 shares of Class A common stock transferred by Mr. Lang to his children, over which Mr. Lang has sole voting power, (iii) 95,883 shares of Class A common stock that are currently exercisable or that will become exercisable within 60 days of March 17, 2022, (iv) 1,030 shares of restricted stock that vest ratably through February 24, 2024, (v) 55,935 shares of restricted stock that vest upon achievement of certain performance criteria, and (vi) 1,862 shares of restricted stock that vest ratably through March 1, 2025.

(4)
Consists of (i) 67,286 shares of Class A common stock directly held by Ms. Laube, (ii) 139,574 shares of Class A common stock that are currently exercisable or that will become exercisable within 60 days of March 17, 2022, (iii) 1,138 shares of restricted stock that vest ratably through February 24, 2024, (iv) 55,935 shares of restricted stock that vest upon achievement of certain performance criteria, and (v) 2,058 shares of restricted stock that vest ratably through March 1, 2025.

(5)
Consists of (i) 697 shares of Class A common stock directly held by Mr. Robbins, (ii) 11,631 shares of Class A common stock that are currently exercisable or that will become exercisable within 60 days of March 17, 2022, (iii) 655 shares of restricted stock that vest ratably through February 24, 2024, (iv) 27,969 shares of restricted stock that vest upon achievement of certain performance criteria, and (v) 1,184 shares of restricted stock that vest ratably through March 1, 2025.

(6)
Consists of (i) 466 shares of Class A common stock directly held by Mr. Christopherson, (ii) 24,207 shares of restricted stock that vest ratably through May 16, 2023, (iii) 12,652 shares of Class A common stock that are currently exercisable or that will become exercisable within 60 days of March 17, 2022, (iv) 655 shares of restricted stock that vest ratably through February 24, 2024, (v) 18,646 shares of restricted stock that vest upon achievement of certain performance criteria, and (vi) 1,184 shares of restricted stock that vest ratably through March 1, 2025.

(7)
Consists of (i) 1,620 shares of Class A common stock directly held by Mr. Denny, (ii) 5,935 shares of Class A common stock that are currently exercisable or that will become exercisable within 60 days of March 17, 2022, (iii) 627 shares of restricted stock that vest ratably through November 2, 2024, and (vi) 980 shares of restricted stock that vest ratably through March 1, 2025.

(8)
Consists of (i) 32,032 shares of Class A common stock directly held by Mr. Sayman, and (ii) 92,089 shares of Class A common stock that are currently exercisable or that will become exercisable within 60 days of March 17, 2022.

(9)
Consists of (i) 1,046 shares of Class A common stock directly held by Mr. Axelrod, (ii) 266,080 shares of Class A common stock directly held by Alison K. Axelrod 2012 Family Trust, of which Mr. Axelrod is the trustee, and (iii) 260,961 shares of Class A common stock directly held by AS SKIP LLC, of which Mr. Axelrod is the managing member.

(10)
Consists of (i) 222,287 shares of Class A common stock directly held by American West Investment Corporation, of which Mr. West is the president, and (ii) 364,281 shares of Class A common stock directly held by West Family Partners, LLLP, of which Mr. West is the general partner.

(11)
Consists of (i) 7,908 shares of Class A common stock directly held by Mr. Starrett, and (ii) 122,266 shares of Class A common stock directly held by the Starrett Family Trust, of which Mr. Starrett is the trustee.

(12)
Consists of (i) 7,908 shares of Class A common stock directly held by Mr. Sullivan.

(13)
Consists of (i) 9,648 shares of Class A common stock directly held by Ms. Thornton, and (ii) 2,600 shares of Class A common stock directly held by The Thornton Family Revocable Trust, of which Ms. Thornton is a trustee.

(14)
Consists of 1,046 shares of Class A common stock directly held by Ms. Scarlett.

(15)
Consists of 2,434 shares of Class A common stock directly held by Mr. Marshall.

(16)
Consists of 1,046 shares of Class A common stock directly held by Mr. Young.

(17)
Mr. Giles joined the Board effective April 1, 2021.

(18)
Consists of (i) 2,000 shares of Class A common stock directly held by Mr. Giles, and (ii) 1,349 shares of restricted stock that vest on May 10, 2022.

(19)
Mr. James joined the Board effective September 1, 2021.

(20)
Consists of 339 shares of restricted stock that vest on November 8, 2022.

(21)
The business address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071. The foregoing information is based on a Schedule 13G filed by Capital World Investors with the SEC on February 11, 2022.

(22)
Consists of 11,535,279 shares, or 10.9%, of our Class A common stock over which Capital World Investors has sole voting and dispositive power. The foregoing information is based on a Schedule 13G filed by Capital World Investors with the SEC on February 11, 2022.

(23)
The business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The foregoing information is based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2022.

(24)
Consists of 9,085,881 shares or 8.6% of our Class A common stock beneficially owned by Vanguard. The foregoing information is based on a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2022.

(25)
The business address of FMR, LLC is 245 Summer Street, Boston, MA 02210. The foregoing information is based on an amended Schedule 13G filed by FMR, LLC with the SEC on February 9, 2022.

(26)
Consists of 6,944,635 shares or 6.6% of our Class A common stock beneficially owned by FMR, LLC. The foregoing information is based on a Schedule 13G filed by FMR, LLC with the SEC on February 9, 2022.

(27)
The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The foregoing information is based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 3, 2022.

(28)
Consists of 6,524,980 shares or 6.2% of our Class A common stock beneficially owned by BlackRock, Inc. The foregoing information is based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 3, 2022.

(29)
The business address of Sands Capital Management, LLC is 1000 Wilson Blvd., Suite 3000, Arlington, VA 22209. The foregoing information is based on an amended Schedule 13G filed by Sands Capital Management, LLC with the SEC on February 14, 2022.

(30)
Consists of 4,133,258 shares, or 3.9%, of our Class A common stock over which Sands Capital Management, LLC has sole voting and dispositive power. The shares are beneficially owned by clients of Sands Capital Management, LLC. The foregoing information is based on an amended Schedule 13G filed by Sands Capital Management, LLC with the SEC on February 14, 2022.

Householding Of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for notices of Internet availability of proxy materials and, if applicable, proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household notices of Internet availability of proxy materials and, if applicable, annual reports to stockholders and proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.
If a stockholder wishes in the future to receive a separate notice of Internet availability of proxy materials or, if applicable, the annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request by telephone or in writing to the stockholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the stockholder, to our transfer agent, American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219. We promptly will send additional copies of the relevant material following receipt of a request for additional copies.
OTHER BUSINESS
We are not aware of any matters, other than as indicated above, that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.
2023 ANNUAL MEETING
Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) must be received by us no later than November 22, 2022 to be presented at the 2023 Annual Meeting or to be eligible for inclusion in the proxy materials related thereto under the SEC’s proxy rules. Such proposals can be sent to us at Floor & Decor Holdings, Inc., 2500 Windy Ridge Parkway, SE, Atlanta, GA 30339, Attention: David V. Christopherson, Secretary.
In addition, pursuant to Sections 1.10 and 1.11 of the Bylaws, (a) director nominations from our stockholders and (b) any stockholder proposal other than those submitted pursuant to Rule 14a-8 of the Exchange Act must be timely to be properly brought before the 2023 Annual Meeting. To be timely, such director nominations or stockholder proposals must be received by our Secretary at our principal executive offices at 2500 Windy Ridge Parkway, SE, Atlanta, GA 30339 between the opening of business on January 11, 2023 and the close of business on February 10, 2023. Such director nominations or stockholder proposals must also be in compliance with the additional requirements set forth in the Bylaws. However, if the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after May 11, 2023, to be timely, such director nominations or stockholder proposals must be received no earlier than the 120th day prior to the date of the 2023 Annual Meeting and not later than (i) the close of business on the 90th day prior to the date of the 2023 Annual Meeting or (ii) the tenth day following the day on which the public announcement of the date of the 2023 Annual Meeting is first made.
To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 12, 2023.

ANNUAL MEETING OF STOCKHOLDERS OF

FLOOR & DECOR HOLDINGS, INC.

May 11, 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Transmit your voting instructions online or by phone until 11:59 PM Eastern Time on May 10, 2022.

MAIL - Sign, date and mail your proxy card in the postage-paid envelope provided or return it to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219 as soon as possible to be received by no later than 11:59 PM EST on May 10, 2022.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit http://web.lumiagm.com/271307858 (password: floor2022) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/21445/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003330033000000000 9 051122

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	FOR	AGAINST	ABSTAIN
1a. Thomas V. Taylor, Jr.	☐	☐	☐
1b. Kamy Scarlett	☐	☐	☐
1c. Charles Young	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	FOR	AGAINST	ABSTAIN
2. Ratify the appointment of Ernst & Young LLP as independent auditors for Floor & Decor Holdings, Inc.'s (the "Company") 2022 fiscal year.	☐	☐	☐
3. To approve, by non-binding vote, the compensation paid to the Company's named executive officers.	☐	☐	☐

In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on such other business as may properly come before the meeting and any adjournment thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, "FOR" Proposals 2 and 3 and in the discretion of the proxies with respect to such other business as may properly come before the meeting. No proposition listed herein is related to or conditioned on the approval of other matters.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SignatureofStockholderDate:SignatureofStockholderDate:Note:PleasesignexactlyasyournameornamesappearonthisProxy.Whensharesareheldjointly,eachholdershouldsign.Whensigningasexecutor,administrator,attorney,trusteeorguardian,pleasegivefulltitleassuch.Ifthesignerisacorporation,pleasesignfullcorporatenamebydulyauthorizedofficer,givingfulltitleassuch.Ifsignerisapartnership,pleasesigninpartnershipnamebyauthorizedperson.Tochangetheaddressonyouraccount,pleasechecktheboxatrightandindicateyournewaddressintheaddressspaceabove.Pleasenotethatchangestotheregisteredname(s)ontheaccountmaynotbesubmittedviathismethod.JOHNSMITH1234MAINSTREETAPT.203NEWYORK,NY10038PROXYVOTINGINSTRUCTIONSPleasedetachalongperforatedlineandmailintheenvelopeprovidedIFyouarenotvotingviatelephoneortheInternet.THEBOARDOFDIRECTORSRECOMMENDSAVOTE"FOR"THEELECTIONOFEACHOFTHENOMINEESINPROPOSAL1AND"FOR"PROPOSALS2AND3.PLEASESIGN,DATEANDRETURNPROMPTLYINTHEENCLOSEDENVELOPE.PLEASEMARKYOURVOTEINBLUEORBLACKINKASSHOWNHEREx000033300330000000009051122COMPANYNUMBERACCOUNTNUMBERNOTICEOFINTERNETAVAILABILITYOFPROXYMATERIAL:TheNoticeofMeeting,proxystatementandproxycardareavailableathttp://www.astproxyportal.com/ast/21445/ANNUALMEETINGOFSTOCKHOLDERSOFFLOOR&DECORHOLDINGS,INC.May11,2022TheBoardofDirectorsrecommendsyouvoteFORthefollowing:1.ElectionofDirectorsNominees1a.ThomasV.Taylor,Jr.1b.KamyScarlett1c.CharlesYoungTheBoardofDirectorsrecommendsyouvoteFORproposals2and3.2.RatifytheappointmentofErnst&YoungLLPasindependentauditorsforFloor&DecorHoldings,Inc.'s(the"Company")2022fiscalyear.3.Toapprove,bynon-bindingvote,thecompensationpaidtotheCompany'snamedexecutiveofficers.Intheirdiscretion,theproxiesareauthorizedtovoteandotherwiserepresenttheundersignedonsuchotherbusinessasmayproperlycomebeforethemeetingandanyadjournmentthereof.Thisproxywhenproperlyexecutedwillbevotedasdirectedhereinbytheundersignedstockholder.Ifnodirectionismade,thisproxywillbevotedFORALLNOMINEESinProposal1,“FOR”Proposals2and3andinthediscretionoftheproxieswithrespecttosuchotherbusinessasmayproperlycomebeforethemeeting.Nopropositionlistedhereinisrelatedtoorconditionedontheapprovalofothermatters.FORAGAINSTABSTAININTERNET-Access“www.voteproxy.com”andfollowtheon-screeninstructionsorscantheQRcodewithyoursmartphone.Haveyourproxycardavailablewhenyouaccessthewebpage.TELEPHONE-Calltoll-free1-800-PROXIES(1-800-776-9437)intheUnitedStatesor1-718-921-8500fromforeigncountriesandfollowtheinstructions.Haveyourproxycardavailablewhenyoucall.Transmityourvotinginstructionsonlineorbyphoneuntil11:59PMEasternTimeonMay10,2022.MAIL-Sign,dateandmailyourproxycardinthepostage-paidenvelopeprovidedorreturnittoAmericanStockTransfer&TrustCompany,LLC,620115thAvenue,Brooklyn,NY11219assoonaspossibletobereceivedbynolaterthan11:59PMESTonMay10,2022.VIRTUALLYATTHEMEETING-ThecompanywillbehostingthemeetingliveviatheInternetthisyear.ToattendthemeetingviatheInternet,pleasevisithttp://web.lumiagm.com/271307858(password:floor2022)andbesuretohaveyourcontrolnumberavailable.GOGREEN-e-Consentmakesiteasytogopaperless.Withe-Consent,youcanquicklyaccessyourproxymaterials,statementsandothereligibledocumentsonline,whilereducingcosts,clutterandpaperwaste.Enrolltodayviawww.astfinancial.comtoenjoyonlineaccess.

0

FLOOR & DECOR HOLDINGS, INC.

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Trevor S. Lang and David V. Christopherson, and each of them, with power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Floor & Decor Holdings, Inc. (the "Company") common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company (the "Meeting") to be held May 11, 2022 or any adjournments thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. NO PROPOSITION LISTED HEREIN IS RELATED TO OR CONDITIONED ON THE APPROVAL OF OTHER MATTERS.

(Continued and to be signed on the reverse side)

1.1 14475

FLOOR & DECOR HOLDINGS, INC.Proxy for Annual Meeting of Stockholders on May 11, 2022Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Trevor S. Lang and David V. Christopherson, andeach of them, with power to act without the other and with the power of substitution, asproxies and attorneys-in-fact and hereby authorizes them to represent and vote, as providedon the other side, all the shares of Floor & Decor Holdings, Inc. (the "Company") commonstock which the undersigned is entitled to vote and, in their discretion, to vote upon suchother business as may properly come before the Annual Meeting of Stockholders of theCompany (the "Meeting") to be held May 11, 2022 or any adjournments thereof, with all powerswhich the undersigned would possess if present at the Meeting.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNERDIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THECARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALLNOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THEDISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAYPROPERLY COME BEFORE THE MEETING. NO PROPOSITION LISTED HEREIN ISRELATED TO OR CONDITIONED ON THE APPROVAL OF OTHER MATTERS.(Continued and to be signed on the reverse side)